SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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The Dow Chemical Company

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The Dow Chemical Company

Midland, Michigan 48674

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, MAY 13, 2010 AT 10:00 A.M. EDT

March 26, 2010

Dear Stockholder of The Dow Chemical Company:

We are pleased to invite you to the Annual Meeting of Stockholders of The Dow Chemical Company (“the “Meeting”) to be held on Thursday, May 13, 2010, at 10:00 a.m. Eastern Daylight Time, at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. A map is printed on the back page of this Proxy Statement and is also included on your admittance ticket. At the Meeting, stockholders will vote on the following matters either by proxy or in person:

•	Election of the twelve Directors named in the attached Proxy Statement.

•	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2010.

•	Amendment of the Restated Certificate of Incorporation regarding special stockholder meetings.

•	Three proposals submitted by stockholders, if properly presented.

•	Transaction of any other business as may properly come before the Meeting.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mail. Your Board of Directors has set the close of business on March 15, 2010, as the record date for determining stockholders who are entitled to receive notice of the Meeting and any adjournment, and who are entitled to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the Meeting for ten days before the Meeting, during normal business hours, at the Office of the Corporate Secretary, 2030 Dow Center, Midland, Michigan.

A ticket of admission or proof of stock ownership is necessary to attend the Meeting. A ticket is included with your proxy material. Stockholders with registered accounts or who are in the Dividend Reinvestment Program or employees’ savings plans should check the box on the voting form if attending in person. Other stockholders holding stock in nominee name or beneficially through a bank or broker (in “street name”) need only bring their ticket of admission. Street name holders without tickets will need proof of record date ownership for admission to the Meeting, such as a March 2010 brokerage statement or letter from the bank or broker. Questions may be directed to 877-227-3294 (a toll-free telephone number in the United States and Canada) or 989-636-1792, or faxed to 989-638-1740.

Since seating is limited, the Board has established the rule that only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting, or the audio replay after the event, at www.DowGovernance.com.

Thank you for your continued support and your interest in The Dow Chemical Company.

Charles J. Kalil

Executive Vice President,

General Counsel and Corporate Secretary

®™ Trademark of The Dow Chemical Company

2010 ANNUAL MEETING OF STOCKHOLDERS

THE DOW CHEMICAL COMPANY

Notice of the Annual Meeting and Proxy Statement

This Proxy Statement is issued in connection with the 2010 Annual Meeting of

Stockholders of The Dow Chemical Company to be held on May 13, 2010.

4	2010 DOW PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

THURSDAY, MAY 13, 2010 AT 10:00 A.M. EDT

The 2010 Proxy Statement and 2009 Annual Report (with Form 10-K)

are available at www.DowGovernance.com/proxy

VOTING PROCEDURES

In the following pages of this Proxy Statement, you will find information on your Board of Directors, the candidates for election to the Board, and five other agenda items to be voted upon at the Annual Meeting of Stockholders (the “Meeting”) and any adjournment or postponement of that Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board of Directors to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. References in this document to the Company and Dow mean The Dow Chemical Company. This Proxy Statement is first being distributed to stockholders on or about March 26, 2010.

Vote Your Shares in Advance

The enclosed voting form will help you cast your vote on the Internet, by telephone or by mail. Your shares will be voted if the voting form is properly executed and received by the independent Inspector of Election prior to the Meeting. If no specific choices are made by you when you execute your voting form, as explained on the form, your shares will be voted as recommended by your Board of Directors.

You may revoke your voting proxy at any time before its use at the Meeting by sending a written revocation, by submitting another proxy on a later date, or by attending the Meeting and voting in person. No matter which voting method you choose, however, you should not vote any single account more than once unless you wish to change your vote. Be sure to submit votes for each separate account in which you hold Dow shares.

Confidential Voting

The Company has a long-standing policy of vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in other limited circumstances. The policy further provides that employees may confidentially vote their shares of Company stock held by the Company’s employees’ savings plans, and requires the appointment of an independent tabulator and inspector of election for the Meeting.

Dividend Reinvestment Program Shares and Employees’ Savings Plans Shares

If you are enrolled in the Dividend Reinvestment Program (“DRP”), the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the DRP, will appear together on a single voting form. The DRP administrator, BNY Mellon Shareowner Services, will vote all shares of stock held in your DRP account as directed by you only if you return your proxy form. If no specific instruction is given on an executed proxy form, the DRP administrator will vote as recommended by your Board of Directors.

Participants in various employees’ savings plans, including The Dow Chemical Company Employees’ Savings Plan, The Dow Chemical Company Employee Stock Ownership Plan and the PolyOne Retirement Savings Plan (each a “Plan” or the “Plans”), will receive, as appropriate, a confidential voting instruction form, in addition to voting forms for any shares held in registered and street name. Your executed form will provide voting instructions to the respective Plan Trustee. If no instructions are provided, the Trustees will vote the respective Plan shares according to the provisions of each Plan.

Dow Shares Outstanding and Quorum

At the close of business on the record date, March 15, 2010, there were                      shares of Dow Common Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. There are 4,000,000 shares of Series A Cumulative Convertible Perpetual Preferred Stock outstanding, however, no such shares of preferred stock outstanding as of

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2010 DOW PROXY STATEMENT	5

VOTING PROCEDURES (continued)

the record date are entitled to vote. A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Meeting. Broker non-votes occur when a person holding shares in street name, meaning through a brokerage firm, does not provide instructions as to how to vote their shares and the broker is not permitted to exercise voting discretion.

Proxies on Behalf of the Dow Board

The enclosed voting form is being solicited by your Board of Directors to provide an opportunity to all stockholders of record to vote on agenda items, whether or not the stockholders are able to attend the Meeting or an adjournment or postponement thereof. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. The proxy representatives of the Board of Directors will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders (primarily brokers, banks and other institutional investors) for an estimated fee of $25,000, plus out-of-pocket expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Corporate Governance Guidelines without charge by contacting the Office of the Corporate Secretary.* These Guidelines were adopted by the Board of Directors in order to set forth key areas of importance in Dow corporate governance.

The Board of Directors

The ultimate authority to oversee the business of The Dow Chemical Company rests with the Board of Directors. The role of the Board is to effectively govern the affairs of the Company for the benefit of its stockholders and, to the extent appropriate under Delaware corporation law, other constituencies including employees, customers, suppliers and communities in which it does business. Among other duties, the Board appoints the Company’s officers, assigns to them responsibility for management of the Company’s operations, and reviews their performance.

In 2009 one Director, Geoffery E. Merszei (a Director since 2005), resigned from the Board. One Director joined the Board since the 2009 Annual Meeting: Paul Polman was elected to the Board on February 10, 2010.

Director Independence

The Board has assessed the independence of each non-employee Director based upon the Company’s Director independence standards listed on the Company’s corporate governance website (www.DowGovernance.com). These standards incorporate the criteria in the listing standards of the New York Stock Exchange, as currently in effect, as well as additional, more stringent criteria established by the Board. Based upon these standards, the Board has determined that the following ten members of the Board are independent: Directors Barton, Bell, Fettig, Franklin, Hess, Polman, Reilley, Ringler, Shaw and Stern. These independent Directors constitute a substantial majority of the Board, consistent with Board policy. No independent Director left the Board in 2009.

When assessing independence, the Governance Committee and the Board consider all relationships between the Directors and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Company screens for such relationships using an annual Directors and Officers Questionnaire that requires disclosure of any transactions with the Company in which the Director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Given the large size of our Company and its diverse commercial and geographic markets, there are times when Dow sells products to, or purchases products or services from, other companies for which Dow Directors serve as executive officers or directors. The Governance Committee and the Board took into account the fact that Messrs. Bell, Fettig, Hess and Polman served as executive officers during each of the past three years of entities with which Dow made purchases or sales. All such purchases and sales were made at arms-length, commercial terms, and the Directors did not personally benefit from such transactions. In all instances, the extent of business represented significantly less than 2% of Dow’s and the other entity’s revenues.

Board Leadership Structure

Since 2006, Andrew N. Liveris has served as the Chairman, Chief Executive Officer, and President of the Company, and Paul G. Stern has served as the Presiding Director.

The Board recognizes that the leadership structure and combination or separation of the CEO and Chairman roles is driven by the needs of the Company at any point in time. The leadership structure at the Company has varied over time and has included combined roles, election of a presiding director, separation of roles, and other transition arrangements for succession planning. As a result, no policy exists requiring combination or separation of leadership roles and the Company’s governing documents do not mandate a particular structure. This has allowed the Board the flexibility to establish the most appropriate structure for the Company at any given time.

*	Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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2010 DOW PROXY STATEMENT	7

CORPORATE GOVERNANCE (continued)

The Board has determined that the Company and its stockholders are currently best served by having one person serve as Chairman and CEO as it allows for a bridge between the Board and management and provides critical leadership for carrying out the Company’s strategic initiatives and confronting its challenges. Mr. Liveris’ service as Chairman facilitates the Board decision-making process because Mr. Liveris has first-hand knowledge of the Company’s operations and the major issues facing the Company, and he chairs the Board meetings where the Board discusses strategic and business issues. Mr. Liveris is the only member of executive management who is also a Director.

As part of the decision to elect Mr. Liveris as Chairman, the independent Directors on the Board have elected Dr. Stern as the Presiding Director with clearly defined leadership authority and responsibilities. Among other responsibilities, the Presiding Director works with the Chairman to call Board meetings, set the Board agenda and determine the appropriate materials to be provided to the Directors. He leads executive sessions of the Board, facilitates communication between the Board and management, and serves as focal point for stockholder communications addressed to independent Directors. The Presiding Director may retain outside professionals on behalf of the Board as the Board may determine is necessary and appropriate. Contact information for the Presiding Director is shown on page     .

The election of Mr. Liveris as both Chairman and CEO promotes unified leadership and direction for the Board and executive management. The appointment of the Presiding Director and the use of executive sessions of the Board, along with the Board’s strong committee system consisting solely of independent Directors and substantial majority of independent Directors, allows the Board to maintain effective risk oversight and provides that independent Directors oversee such critical items as the Company’s financial statements, executive compensation, the selection and evaluation of directors and the development and implementation of our corporate governance programs.

Risk Oversight

The Board of Directors is responsible for overseeing the overall risk management process at the Company. Risk management is considered a strategic activity within the Company and responsibility for managing risk rests with executive management while the Committees of the Board and the Board as a whole participate in the oversight of the process. Specifically, the Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan and each Board Committee is responsible for oversight of specific risk areas relevant to the Committee charters.

The oversight responsibility of the Board and Committees is enabled by an enterprise risk management model and process implemented by management that is designed to identify, assess, manage and mitigate risks. The Audit Committee is responsible for overseeing that management implements and follows this risk management process and for coordinating the outcome of reviews by the other Committees in their respective risk areas. In addition, the enterprise risk management model and process are reviewed with the Board of Directors annually and the Board recognizes risk management and oversight is a dynamic and continuous process.

The strategic plan and critical issues and opportunities are presented to the Board each year by senior management. Throughout the year, management reviews any critical issues and actual results as compared to plan with the Board and relevant Committees. Members of executive management are also available to discuss the Company’s strategy, plans, results and issues with the Committees and the Board, and regularly attend such meetings to provide periodic briefings and access. In addition, as noted in the Audit Committee Report on page     , the Audit Committee regularly meets in executive sessions with members of management including separate sessions with the independent registered public accounting firm, the internal auditor and general counsel.

Communication with Directors

Stockholders and other interested parties may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors by any of several methods. These include mail addressed to The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, and the “Contact Us” feature of Dow’s corporate governance website at www.DowGovernance.com. The Presiding Director and other non-management Directors may also be contacted by email addressed to PresidingDirector@Dow.com. Please specify the intended recipient(s) of your

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8	2010 DOW PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

letter or electronic message. Communications will be distributed to any or all Directors as appropriate depending upon the individual communication. However, the Directors have requested that communications that do not directly relate to their duties and responsibilities as Directors of the Company be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam;” advertisements; mass mailings; form letters and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; surveys; and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission by the Office of the Corporate Secretary. Any omitted or deleted communication will be made available to any Director upon request.

Board and Committee Meetings; Annual Meeting Attendance

The Federal securities laws require companies to report whether any Director attended fewer than 75% of the sum of the total number of Board meetings and the total number of Board Committee meetings that each such respective Director was eligible to attend during the past year (“attendance threshold”).

The Directors are encouraged to attend all Annual Meetings of Stockholders, and in 2009, all Directors then serving attended. All Directors attended 100% of the 6 regularly scheduled Board meetings. In addition to the 6 regularly scheduled meetings of the Board of Directors, there were an additional 12 special meetings held in 2009. These additional meetings were called on short notice on an as-needed basis and held during the first 6 months of the year to allow the Board to maintain active engagement, take appropriate action, and/or receive status updates on various matters facing the Company.

As noted above, there were 18 regular and special Board meetings in 2009 and 23 formal Board Committee meetings. All but one of the Directors (Hess) exceeded the attendance threshold. Mr. Hess attended 100% of the regularly scheduled Board meetings and 72% of the aggregate of all Board meetings and meetings of the Committees on which he served. The unusually high number of special meetings called on short notice contributed to this aggregate percentage and Mr. Hess missed satisfying the attendance threshold by only one meeting. Mr. Hess has been a director since 2006, and this is the only year in which his attendance has been below the attendance threshold. Immediate updates on any matters covered are provided to any Director if they are unable to attend a meeting and Mr. Hess was provided with such updates.

Executive Sessions of Directors

The non-management Directors meet in executive session, chaired by the Presiding Director (currently Dr. Stern), in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. In 2009, there were 10 executive sessions of the Board of Directors. The Audit, Compensation and Leadership Development, and Governance Committees of the Board typically meet in executive session in connection with every Committee meeting.

Board Committees

Board Committees perform many important functions. The responsibilities of each Committee are stated in the Bylaws and in their respective Committee charters, which are available at www.DowGovernance.com. Stockholders may receive a printed copy of the Committee charters without charge by contacting the Office of the Corporate Secretary.* The Board, upon the recommendation of the Governance Committee, elects members to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee. A brief description of the current standing Board Committees follows, with memberships listed as of March 15, 2010, the record date for the Meeting. The Audit Committee, Compensation and Leadership Development Committee, and Governance Committee are comprised entirely of independent Directors who meet the applicable independence requirements of the New York Stock Exchange, the U.S. Securities and Exchange Commission (as applicable) and the Company.

*	Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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2010 DOW PROXY STATEMENT	9

CORPORATE GOVERNANCE (continued)

Standing Committee and Function	Chair and Members		Meetings in 2009
Audit Committee	B. H. Franklin, Chair		9

Oversees the quality and integrity of the financial statements of the Company; the qualifications, independence and performance of the independent auditors; and the Company’s system of disclosure controls and procedures and system of internal control over financial reporting. Has oversight responsibility for the performance of the Company’s internal audit function and compliance with legal and regulatory requirements. A more complete description of the duties of the Committee is contained in the Audit Committee charter available at www.DowGovernance.com.

	J. A. Bell J. M. Fettig	J. M. Ringler P. G. Stern
Compensation and Leadership Development Committee	D. H. Reilley, Chair		7

Assists the Board in meeting its responsibilities relating to the compensation of the Company’s Chief Executive Officer and other senior executives in a manner consistent with and in support of the business objectives of the Company, competitive practice and applicable standards. A more complete description of the duties of the Committee is contained in the Compensation and Leadership Development Committee charter available at www.DowGovernance.com.

	J. K. Barton J. B. Hess	P. Polman R. G. Shaw
Environment, Health and Safety Committee	J. K. Barton, Chair		3

Assists the Board in fulfilling its oversight responsibilities by assessing the effectiveness of environment, health and safety programs and initiatives that support the environment, health and safety policy of the Company, and by advising the Board on matters impacting corporate citizenship and Dow’s public reputation. A more complete description of the duties of the Committee is contained in the Environment, Health and Safety Committee charter available at www.DowGovernance.com.

	A. A. Allemang A. N. Liveris P. Polman	D. H. Reilley J. M. Ringler R. G. Shaw
Governance Committee	P. G. Stern, Chair		4

Assists the Board on all matters relating to the selection, qualification, and compensation of members of the Board, as well as any other matters relating to the duties of Board members. Acts as a nominating committee with respect to candidates for Directors and makes recommendations to the Board concerning the size, structure and committees of the Board. Assists the Board with oversight of governance matters. A more complete description of the duties of the Committee is contained in the Governance Committee charter available at www.DowGovernance.com.

	J. A. Bell J. M. Fettig	B. H. Franklin

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10	2010 DOW PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Board of Directors’ Terms

Dow’s Restated Certificate of Incorporation provides that all Directors stand for election at each Annual Meeting of Stockholders.

Director Qualifications and Diversity

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, relevant career experience, and a commitment to ethnic, racial and gender diversity. The Governance Committee has adopted guidelines to be used in evaluating candidates for Board membership in order to ensure a diverse and highly qualified Board of Directors. In addition to the characteristics mentioned above, the guidelines provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board and provide for diversity of membership, such as experience or expertise in some of the following areas: the chemical industry, global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as chief executive officer, chief operating officer or chief financial officer of a major company. Other factors that are considered include independence of thought, willingness to comply with Director stock ownership guidelines, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Governance Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate. These guidelines for Director qualifications are included in Dow’s Corporate Governance Guidelines, available at www.DowGovernance.com.

The guidelines for Director qualifications provide that a commitment to diversity is a consideration in the identification and nomination of Director candidates. The Governance Committee and the full Board implement and assess the effectiveness of these guidelines and the commitment to diversity by referring to these guidelines in the review and discussion of Board candidates when assessing the composition of the Board and by including questions regarding the diversity of the Board membership in the Board’s annual self-evaluations.

The Governance Committee and the Board believe that the qualifications, skills and attributes set forth generally above for all Directors and more specifically below for each of the Directors, support the conclusion that these individuals are qualified to serve as Directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business. As noted below, the Directors have a diverse combination of the following background and qualifications: leadership experience (including current and former chief executive officer, chief financial officer and other senior executive management positions) at major domestic and foreign companies with global operations in a variety of relevant fields and industries; experience on other public company boards (including chair positions); board or other significant experience with academic, research and philanthropic institutions and trade and industry organizations; and prior government or public policy experience. The Governance Committee and Board have determined that all of the Directors meet the personal and professional qualifications identified in this section and the list below highlights several of these key attributes as they apply to the individual Directors that support the conclusion that these individuals are highly qualified to serve on the Company’s Board of Directors. Please see pages      to      for the complete biographies for each of the nominees.

A.A. Allemang

-diverse global business leadership experience in various executive management and advisory positions with The Dow Chemical Company providing first-hand knowledge of the Company

-extensive experience and knowledge in chemical industry manufacturing and engineering

-active involvement with major business and industry organizations including the American Chemical Society which contributes to understanding and addressing issues at the Company

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2010 DOW PROXY STATEMENT	11

CORPORATE GOVERNANCE (continued)

J.K. Barton

-leadership experience as Chair of the Division of Chemistry and Chemical Engineering of California Institute of Technology

-leadership, research, and teaching experience through positions at leading research universities including California Institute of Technology, Columbia University, and Hunter College-City University of New York which is particularly important given the Company’s research and innovation focus

-active involvement with major science and technology organizations including the National Academy of Sciences and the American Chemical Society which contributes to understanding and addressing issues at the Company

J.A. Bell

-global business leadership experience as Chief Financial Officer of The Boeing Company

-finance and accounting expertise including experience with and direct involvement and supervision in the preparation of financial statements and risk management

-active involvement with major business and public policy organizations including World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago which contributes to understanding and addressing issues at the Company

J.M. Fettig

-global business and leadership experience as Chairman and Chief Executive Officer of Whirlpool Corporation

-extensive experience and knowledge of international business operations, manufacturing, marketing, sales and distribution which is particularly important given the global presence and nature of the operations of the Company

-extensive experience and knowledge of consumer dynamics, branded consumer products, and end-user markets and servicing relevant to the business operations and focus of the Company

B.H. Franklin

-high level U.S. Government experience and leadership (former U.S. Secretary of Commerce, former Commissioner US Consumer Product Safety Commission)

-extensive public company board experience on 14 boards and currently as a director of Aetna, Inc.; Chair of National Association of Corporate Directors; recognized expertise and leadership in corporate governance, auditing, and financial reporting

-active involvement with major business and international organizations including the Economic Club of New York (chair emerita), director of U.S.-China Business Council, Atlantic Council, and Committee for Economic Development which contributes to understanding and addressing issues at the Company

J.B. Hess

-global business and leadership experience as Chairman and Chief Executive Officer of Hess Corporation

-extensive experience and knowledge of international business operations and energy, petroleum and petrochemical industries which is particularly important given the global presence and nature of the operations of the Company

-active involvement with major business and public policy organizations including The Business Council, The National Petroleum Council and The Council of Foreign Relations which contributes to understanding and addressing issues at the Company

A.N. Liveris

-global business and leadership experience as Chairman and Chief Executive Officer of The Dow Chemical Company

- active involvement with major business, public policy, and international organizations including U.S.-China Business Council (Chair), U.S.-India CEO Forum, the Business Roundtable (Vice Chair), The Business Council (Vice Chair), and the Societe de Chimie Industrielle which contributes to understanding and addressing issues at the Company

-additional public company board experience as a director of Citgroup, Inc. and International Business Machines Corporation and academic institution governance experience as a trustee of Tufts University which provides additional corporate governance and compensation experience and financial expertise

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CORPORATE GOVERNANCE (continued)

P. Polman

-global business and leadership experience as Chief Executive Officer of Unilever PLC and Unilever NV

-extensive experience and knowledge of international business operations and global consumer product industries and end uses which is particularly important given the global presence and nature of the operations of the Company

-active involvement with major trade and public policy and international organizations including the European Round Table, The International Business Council of the World Economic Forum, Swiss American Chamber of Commerce, and the World Business Council for Sustainable Development which contributes to understanding and addressing issues at the Company

D.H. Reilley

-global business and leadership experience in multiple major corporations including Covidien Ltd. (former non-executive Chairman), Praxair, Inc. (former Chairman, President and Chief Executive Officer), E.I. DuPont de Nemours & Co. (former Chief Operating Officer), and Conoco, Inc., (various managerial and executive positions)

-extensive experience and knowledge of the global oil, petrochemical and chemical industries which is particularly important given the global presence and nature of the operations of the Company

-additional public company board experience as a director of Covidien, H.J. Heinz and Marathon Oil Company which provides additional corporate governance and compensation experience and financial expertise

J.M. Ringler

-global business and leadership experience as Chairman of Teradata Corporation

-extensive knowledge and experience in a variety of manufacturing industries which is particularly important given the global presence and nature of the operations of the Company

-additional public company board experience as a director of Autoliv, Inc., Corn Products International, Inc., John Bean Technologies Corporation, and FMC Technologies, Inc. which provides additional corporate governance and compensation experience and financial expertise

R.G. Shaw

-global business and leadership experience with Duke Energy Corporation (former Executive Advisor) and Duke Power Company (former President and Chief Executive Officer) and leadership experience at major academic institutions including Central Piedmont Community College (former President) and El Centro College (former President)

-extensive knowledge of and experience with energy and power industries and markets including nuclear, coal, and natural gas which is particularly important given the global presence and nature of the operations of the Company

- additional public company board experience as a director of DTE Energy Co. which provides additional corporate governance and compensation experience and financial expertise

P.G. Stern

-extensive global business and leadership experience through variety of senior leadership positions including Claris Capital (Chairman), co-founder of Arlington Capital Partners and Thayer Capital Partners, Northern Telecom Limited (former Chairman), and Unisys Corporation (former President)

-active involvement with major business, public policy and international organizations including Council on Foreign Relations, and Business Executives for National Security which contributes to understanding and addressing issues at the Company

-additional public company board experience as a director of Whirlpool Corporation which provides additional corporate governance and compensation experience and financial expertise

Nominations for Director

Among the Governance Committee’s most important functions is the selection of Directors. The Committee has a long-standing practice of accepting stockholders’ suggestions of candidates to consider as potential Board members, as part of the Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Governance Committee through the Corporate Secretary.*

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2010 DOW PROXY STATEMENT	13

CORPORATE GOVERNANCE (continued)

Under the Company’s Bylaws, stockholders wishing to formally nominate a person for election as a Director at the next Annual Meeting must notify the Corporate Secretary* between November 26, 2010, and January 25, 2011. However, if the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, to be timely such notice by the stockholder must be so received not later than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which public disclosure (as defined in the Bylaws) of the annual meeting is first made by the Company. Such notices must comply with the provisions set forth in the Bylaws. A copy of the Bylaws may be found on the Company’s website at www.DowGovernance.com. Alternatively, a copy of the Bylaws will be provided without charge to any stockholder who requests it in writing. Such requests should be addressed to the Corporate Secretary.*

The Governance Committee has adopted a process for identifying new Director candidates. Recommendations may be received by the Committee from various sources, including current or former Directors, a search firm retained by the Committee, stockholders, Company executives, and by self-nomination. The Governance Committee uses the same process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources.

The evaluation of new Director candidates involves several steps, not necessarily in any particular order. A preliminary analysis of a nominee involves securing a resume and other background data and comparing this data to the Director attributes mentioned above, as well as to the current needs of the Board for new members including considerations to ensure diversity of membership in accordance with the guidelines identified above. References are checked and analyses are performed to identify potential conflicts of interest and appropriate independence from the Company. Candidate information is provided to all Governance Committee members for purposes of discussion and evaluation. If the Committee decides to further evaluate a candidate, interviews are conducted. Other steps may include requesting additional data from the candidate, providing Company background information to the candidate, and determining the candidate’s schedule compatibility with Dow Board and Committee meeting dates.

Code of Business Conduct

All Directors, officers and employees of Dow are expected to be familiar with the Company’s Code of Business Conduct, and to apply it in the daily performance of their Dow responsibilities. The Code of Business Conduct is intended to focus employees, officers and Directors on areas of ethical risk, help them recognize and make informed decisions on ethical issues, help create a culture of the highest ethical and business standards, and provide mechanisms to report unethical conduct. The full text of Dow’s Code of Business Conduct is available at www.DowGovernance.com. Stockholders may receive a printed copy of the Code of Business Conduct without charge by contacting the Office of the Corporate Secretary.*

Compensation Committee Interlocks and Insider Participation

No member of Dow’s Compensation and Leadership Development Committee has served as a Dow officer or employee at any time or had during 2009 any relationship requiring disclosure as a related person transaction. None of Dow’s executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of Dow’s Board of Directors. None of Dow’s executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of Dow’s Compensation and Leadership Development Committee.

Related Person Transaction Policy

The Federal securities laws require public companies to describe any transaction, since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees

*	Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

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14	2010 DOW PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

for director and greater than 5% holders of Dow Common Stock. Companies are also required to describe their policies and procedures for the review, approval or ratification of any related person transaction.

Pursuant to Dow’s Code of Business Conduct, and annual review of Director independence, the Company has had procedures in place to monitor related person transactions for several years. Upon the recommendation of the Governance Committee, the Board of Directors adopted a formal written policy (the “Policy”) on related person transactions on February 15, 2007.

The Governance Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). The Governance Committee is responsible to either approve or disapprove of the entry into the transaction, subject to the exceptions listed below. If advance Committee approval of the transaction is not feasible, then the transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting.

The Governance Committee has determined that certain types of transactions shall be deemed to be preapproved by the Committee even if the amount involved will exceed $100,000, including: (a) employment of executive officers where the officer’s compensation is either reported in the Proxy Statement or would have been reported in the Proxy Statement if the officer was a “named executive officer,” and the Compensation and Leadership Development Committee approved such compensation; (b) Director compensation where such compensation is reported in the Proxy Statement; (c) certain transactions with other companies where the related person’s only relationship with the other company is as a director, employee or beneficial owner of less than 10% of that company’s shares, and the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues; (d) certain Company charitable contributions where the related person’s only relationship is as an employee or director of the charitable entity and where the aggregate amount does not exceed the greater of $1 million or 2% of the charitable entity’s total annual receipts; (e) transactions where all stockholders receive proportional benefits; (f) transactions involving competitive bids; and (g) regulated transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (the “Reporting Persons”) to file with the U.S. Securities and Exchange Commission (“SEC”) reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the common stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its Directors and executives by monitoring transactions and completing and filing reports on their behalf.

Based solely upon a review of SEC filings furnished to the Company and written representations that no other reports were required, we believe that all Reporting Persons complied with these reporting requirements during fiscal 2009.

*	Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

2010 DOW PROXY STATEMENT	15

Agenda Item 1

CANDIDATES FOR ELECTION AS DIRECTOR

In accordance with the recommendation of the Governance Committee, the Board of Directors has nominated Arnold A. Allemang, Jacqueline K. Barton, James A. Bell, Jeff M. Fettig, Barbara H. Franklin, John B. Hess, Andrew N. Liveris, Paul Polman, Dennis H. Reilley, James M. Ringler, Ruth G. Shaw and Paul G. Stern for election as Directors, to serve for a one-year term that expires at the Annual Meeting in 2011, and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. Director Paul Polman joined the Board following the 2009 Annual Meeting. Mr. Polman was recommended for nomination as a Director by the Company’s Chairman and CEO and several independent Directors. All other nominees have previously been elected as Directors by the Company’s stockholders. Information in the biographies below is current as of February 23, 2010. Please see pages     to     for additional information on “Director Qualifications and Diversity.”

The Board of Directors unanimously recommends a vote FOR the election of ALL of these nominees as Directors.

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under this standard, a nominee must receive more “for” than “against” votes to be elected. Abstentions and broker non-votes are not included. Under the Company’s Corporate Governance Guidelines, if a nominee who already serves as a director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. Within 90 days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote executed proxies “for” the candidates nominated by the Board unless voting instructions are provided. If something unanticipated should occur prior to the Annual Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The New York Stock Exchange rules do not permit brokers discretionary authority to vote in the election of directors. Therefore, if you hold your shares of Company common stock in street name and do not provide voting instructions to your broker, your shares will not be voted in the election of directors. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted in this matter. Please follow the instructions set forth in the voting information provided by your bank or broker.

Arnold A. Allemang, 67. Director since 1996.
The Dow Chemical Company: Employee of Dow 1965-March 2008. Manufacturing General Manager, Dow Benelux N.V.* 1992-1993. Regional Vice President, Manufacturing and Administration, Dow Benelux N.V.* 1993. Vice President, Manufacturing Operations, Dow Europe GmbH* 1993-1995. Dow Vice President and Director of Manufacturing and Engineering 1996-1997. Dow Vice President, Operations 1997-2000. Executive Vice President 2000-2004. Senior Advisor 2004-2008. Member of the Advisory Board for RPM Ventures; the President’s Circle of Sam Houston State University; and the American Chemical Society.

*	A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 23, 2010.) Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe GmbH and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

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16	2010 DOW PROXY STATEMENT

CANDIDATES FOR ELECTION AS DIRECTOR (continued)

Jacqueline K. Barton, 57. Arthur and Marian Hanisch Memorial Professor of Chemistry, Chair, Division of Chemistry and Chemical Engineering, California Institute of Technology. Director since 1993.

California Institute of Technology: Professor of Chemistry 1989 to date, Arthur and Marian Hanisch Memorial Professor of Chemistry 1997 to date. Chair, Division of Chemistry and Chemical Engineering, 2009 to date. Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-1982. Columbia University: Assistant Professor 1983-1985, Associate Professor 1985-1986, Professor of Chemistry and Biological Sciences 1986-1989.

Named a MacArthur Foundation Fellow 1991, the American Academy of Arts and Sciences Fellow 1991, the American Philosophical Society Fellow 2000 and National Academy of Sciences member 2002. Named Outstanding Director 2006 by the Outstanding Director Exchange (ODX), Recipient of the Willard Gibbs Award 2006, Recipient of the American Chemical Society (“ACS”) Breslow Award 2003, ACS William H. Nichols Medal Award 1997, Columbia University Medal of Excellence 1992, ACS Garvan Medal 1992, Mayor of New York’s Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation 1985.

Member of the Gilead Sciences Scientific Advisory Board (1989-2008). Former director of GeneOhm Sciences Inc. (2001-2005).

James A. Bell, 61. Executive Vice President, Corporate President and Chief Financial Officer, The Boeing Company. Director since 2005.

The Boeing Company – Executive Vice President, Corporate President and Chief Financial Officer, 2008 to date; Executive Vice President, Finance and Chief Financial Officer, 2003-2008; Senior Vice President of Finance and Corporate Controller, 2000-2003. Previous positions include Vice President of Contracts and Pricing for Boeing Space and Communications, 1996-2000; Director of Business Management of the Space Station Electric Power System at Boeing Rocketdyne unit, 1992-1996.

Member of the Board of Directors of The Chicago Urban League. Member of the World Business Chicago, the Chicago Economic Club, and the Commercial Club of Chicago.

Jeff M. Fettig, 52. Chairman and Chief Executive Officer of Whirlpool Corporation. Director since 2003.

Whirlpool Corporation – Chairman and Chief Executive Officer 2004 to date; President and Chief Operating Officer 1999-2004; Executive Vice President 1994-1999; President, Whirlpool Europe and Asia 1994-1999; Vice President, Group Marketing and Sales, North American Appliance Group 1992-1994; Vice President, Marketing, Philips Whirlpool Appliance Group of Whirlpool Europe B.V. 1990-1992; Vice President, Marketing, KitchenAid Appliance Group 1989-1990; Director, Product Development 1988-1989.

Director of Whirlpool Corporation.

*	A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 23, 2010.) Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe GmbH and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

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2010 DOW PROXY STATEMENT	17

CANDIDATES FOR ELECTION AS DIRECTOR (continued)

Barbara H. Franklin, 69. President and CEO of Barbara Franklin Enterprises and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

President and CEO, Barbara Franklin Enterprises, private international consulting firm, 1995 to date. Business consultant 1993-1995. U.S. Secretary of Commerce 1992-1993. President and CEO, Franklin Associates 1984-1992. Senior Fellow, Wharton School, University of Pennsylvania 1979-1988. Commissioner, U.S. Consumer Product Safety Commission 1973-1979. Staff Assistant to the President of the United States 1971-1973. Asst. Vice President, Citibank 1969-1971 and manager in corporate planning, the Singer Company 1964-1970.

President’s Advisory Council for Trade Policy and Negotiations 1982-1986, 1989-1992. Directorship 100, (the most influential people in corporate governance) 2009. Outstanding Director 2003, Outstanding Directors Exchange (ODX). Director of the Year, National Association of Corporate Directors 2000. John J. McCloy Award for contributions to auditing excellence 1992. Woodrow Wilson Award for Public Service 2006. Chairman of the National Association of Corporate Directors. Chairman Emerita of the Economic Club of New York; Director of the National Committee on U.S.-China Relations, the Atlantic Council, and the U.S.-China Business Council. Member Emeritus of the PCAOB Advisory Council.

Director of Aetna, Inc. Director or Trustee of three funds in the American Funds family of mutual funds; Director of JP Morgan Value Opportunities Fund, Inc. Former director of MedImmune, Inc. (1995-2000); GenVec, Inc. (2002-2007); and Milacron, Inc. (1996-2005).

John B. Hess, 55. Chairman and Chief Executive Officer, Hess Corporation. Director since 2006.

Hess Corporation – Employee since 1977; Director 1978 to date; Chairman and Chief Executive Officer 1995 to date. Director of National Advisory Board of J.P. Morgan Chase & Co. Member of The Business Council, The National Petroleum Council, The Council of Foreign Relations, Dean’s Advisors of Harvard Business School, Board of Trustees for the Mount Sinai Hospital, Wildlife Conservation Society/NY Zoo, United Cerebral Palsy Research and Educational Foundation, and The New York Public Library. Member of the Board of Directors of Lincoln Center for the Performing Arts. Former member of the Secretary of Energy Advisory Board.

Director of Hess Corporation.

Andrew N. Liveris, 55. Dow President, Chief Executive Officer & Chairman. Director since 2004.

Employee of Dow since 1976. General manager of Dow’s Thailand operations 1989-1992. Group business director for Emulsion Polymers and New Ventures 1992-1993. General manager of Dow’s start-up businesses in Environmental Services 1993-1994. Vice President of Dow’s start-up businesses in Environmental Services 1994-1995. President of Dow Chemical Pacific Limited* 1995-1998. Vice President of Specialty Chemicals 1998-2000. Business Group President for Performance Chemicals 2000-2003. President and Chief Operating Officer 2003-2004. President and Chief Executive Officer 2004 to date and Chairman 2006 to date.

Chairman of the U.S.-China Business Council; Vice Chairman of the U.S. Business Council and the Business Roundtable. Member of the U.S.-India CEO Forum, the American Australian Association, the Business Roundtable, and the Société de Chimie Industrielle. Member of the Board of Trustees of Tufts University.

Director of Citigroup, Inc. and International Business Machines Corporation.

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18	2010 DOW PROXY STATEMENT

CANDIDATES FOR ELECTION AS DIRECTOR (continued)

Paul Polman, 53. Chief Executive Officer of Unilever PLC and Unilever N.V. Director since February 2010.

Unilever PLC and Unilever N.V. – Chief Executive Officer Jan 2009 to date. Nestlé S.A. – Executive Vice President of America, Canada, Latin America, Caribbean Jan 2008-Sept 2008; Chief Financial Officer 2006-2008. The Procter & Gamble Company – Group President Europe 2001-2006; Vice President and Managing Director UK 1995-1998; Vice President & General Manager Iberia 1989-1995; Category Manager & Marketing Director France 1986-1989; Finance assignments leading to Associate Finance Director 1979-1986. CFO of the Year 2007, Investor Magazine; Carl Lindner Award 2006, University of Cincinnati; WSJ/CNBC European Business Leader of the Year 2003. President of the Kilimanjaro Blindtrust/Chair of Perkins International Advisory Board. Member. European Round Table, International Business Council of WEF, Swiss American Chamber of Commerce and World Business Council for Sustainable Development. Honorary degrees from Universities of Northumbria, UK in 2000 and University of Cincinnati in 2009.

Former director of Alcon.

Dennis H. Reilley, 56. Former Non-Executive Chairman, Covidien, Ltd. Director since 2007.

Covidien, Ltd. – Non-Executive Chairman, April 2007 to November 2008; Board member, April 2007 to date. Praxair, Inc. – Chairman, 2000-2007; President and Chief Executive Officer, 2000-2006. E.I. DuPont de Nemours & Co. – Executive Vice President and Chief Operating Officer, 1999-2000; Executive Vice President, 1997-1999; Vice President and general manager, Lycra business, 1996-1997; Vice President and general manager, specialty chemicals business, 1994-1995; Vice President and general manager, titanium dioxide business, 1990-1994. Prior to 1989, held various senior executive positions with Conoco. Director of the Conservation Fund. Former Chairman of the American Chemistry Council.

Director of Covidien, Ltd., H.J. Heinz Company and Marathon Oil Company. Former director of Entergy Corporation (1999-2005).

James M. Ringler, 64. Chairman of Teradata Corporation. Director since 2001.

Teradata Corporation – Chairman, October 2007 to date. NCR Corporation – Director and Chairman, 2005-2007. Union Carbide Corporation* – Director, 1996-2001. Illinois Tool Works, Inc. – (following its merger with Premark International, Inc.), Vice Chairman, 1999-2004. Premark International, Inc. – Chairman, 1997-1999; Director, 1990-1999; Chief Executive Officer, 1996-1999; President and Chief Operating Officer, 1992-1996; Executive Vice-President, 1990-1992. Tappan Company – President and Chief Operating Officer, 1982-1986; White Consolidated Industries’ Major Appliance Group – President, 1986-1990 (both subsidiaries of Electrolux AB).

Director of Teradata Corporation, Autoliv Inc., Corn Products International, Inc., John Bean Technologies Corporation and FMC Technologies, Inc. Former director of NCR Corporation (2005-2007), Union Carbide Corporation (1996-2001), Premark International (1990-1999), Illinois Tool Works, Inc. (1999-2004).

*	A number of Company entities are referenced in the biographies and are defined as follows. (Some of these entities have had various names over the years. The names and relationships to the Company, unless otherwise indicated, are stated in this footnote as they existed as of February 23, 2010.) Dow Benelux N.V., Dow Chemical Pacific Limited, Dow Europe GmbH and Union Carbide Corporation – all ultimately wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

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2010 DOW PROXY STATEMENT	19

CANDIDATES FOR ELECTION AS DIRECTOR (continued)

Ruth G. Shaw, 62. Former Executive Advisor of Duke Energy Corporation. Director since 2005.

Duke Energy Corporation – Executive Advisor, Oct 2006 to May 2008, Group Executive, Public Policy and President, Duke Nuclear, April 2006 to Oct 2006; President and Chief Executive Officer, Duke Power Company, 2003-2006; Executive Vice President and Chief Administrative Officer, 1997-2003; President of The Duke Energy Foundation, 1994-2003; Senior Vice President, Corporate Resources, 1994-1997; Vice President, Corporate Communications, 1992-1994. President, Central Piedmont Community College, Charlotte, NC 1986-1992. President, El Centro College, Dallas, TX 1984-1986. Chair, Board of Trustees for the University of North Carolina at Charlotte; Chair, Carolina Thread Trail Governing Board. Board of visitors at the Duke University Nicholas School of the Environment. Director, Foundation for the Carolinas.

Director of DTE Energy. Former director of Wachovia Corporation (1990-2008).

Paul G. Stern, 71. Chairman of Claris Capital. Director since 1992. Presiding Director since May 2006.

Chairman of Claris Capital, 2004 to date. Co-founder and General Partner of Arlington Capital Partners in 1999 and co-founder of Thayer Capital Partners in 1995. Special partner at Forstmann Little & Co. 1993-1995. Northern Telecom Limited – Chairman of the Board 1990-1993, Chief Executive Officer 1990-1993, Vice Chairman and Chief Executive Officer 1989-1990, Director 1988-1993. President, Unisys Corporation (formerly Burroughs Corporation) 1982-1987. Board member, Business Executives for National Security. Non-Executive Chairman, Claris Holdings LLC, and Council on Foreign Relations. Member of the Potomac Officers Club. Chairman of the Board of the National Symphony Orchestra.

Director of Whirlpool Corporation. Former director of ManTech International Corporation (2004-2007).

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT

The Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with Company management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as incorporated by reference from this Proxy Statement.

The Committee has retained an independent compensation consultant from Hewitt Associates, a compensation advisory firm. The individual consultant reports directly to the Committee and that individual does not provide services to Company management unless approved by the Chairman of the Committee. No such approval was granted in 2009. The consultant supports the Committee by providing guidance on the peer group the Company is benchmarked against, survey data and analysis on the peer group, advice and recommendation on proposed compensation and design of compensation programs, and information on trends in executive compensation.

The charter of the Committee can be found at www.DowGovernance.com.

D. H. Reilley, Chair

J. K. Barton

J. B. Hess

P. Polman

R. G. Shaw

20	2010 DOW PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following provides an overview of our compensation philosophy and programs as detailed in the “Compensation Discussion and Analysis.”

•

The Dow Chemical Company (“Dow” or the “Company”) believes in pay-for-performance, which is why about 80% of the compensation of our Named Executive Officers (“NEOs”) is linked to a combination of personal and Company goals and stock price performance.

•

The following elements comprise the total compensation awarded to our NEOs: base salary, cash-based annual incentive award (“Performance Award”), and equity-based long-term incentive (“LTI”) awards consisting of Performance Shares, Stock Options, and Deferred Stock.

•

LTI awards are used to align executive actions with long-term management and stockholder goals, providing rewards consistent with the creation of stockholder value. They also help retain executives over time and help executives meet their stock ownership guidelines.

•

We target all elements of our compensation programs to provide compensation opportunity at the median of our peer group. Actual payouts under these programs can be above or below the median based on Company and personal performance.

•	Our annual Performance Award is aligned directly to annual Company goals and performance, in line with our “pay-for-performance” philosophy.

•	Our executives participate in the same group benefit programs, on substantially the same terms as other salaried employees.

•	Our executives are allowed limited perquisites, such as financial planning services and executive physical examinations, which are granted to facilitate strong, focused performance on their jobs.

•	Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

•

The Compensation and Leadership Development Committee (the “Committee”) exercises discretion in determining compensation actions when necessary due to extraordinary changes in the economy, unusual events, or overall Company performance.

•	The NEOs who appear in the compensation tables of this 2010 Proxy Statement are:

•	Andrew N. Liveris, Chairman and Chief Executive Officer (“CEO”)

•	Geoffery E. Merszei, Executive Vice President; President of Dow Europe, Middle East and Africa; Chairman of Dow Europe; Former Chief Financial Officer (“CFO”)

•	William H. Weideman, Vice President and Interim Chief Financial Officer (“Interim CFO”)

•	Charles J. Kalil, Executive Vice President, Law and Government Affairs, General Counsel, and Corporate Secretary

•	Heinz Haller, Executive Vice President, Performance Systems

•	William F. Banholzer, Executive Vice President, Ventures, New Business Development & Licensing and Chief Technology Officer

•	Pierre Brondeau, Former President and CEO of Dow Advanced Materials Division

Introduction

Dow combines the power of science and technology with the “Human Element” to passionately innovate what is essential to human progress. The Company connects chemistry and innovation with the principles of sustainability to help address many of the world’s most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow’s diversified industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, Dow had annual sales of $45 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe.

2010 DOW PROXY STATEMENT	21

One of the fundamental components of our success in this competitive industry is the Human Element. At Dow, we understand the value of people and know that without our valued employees, we would not be the leading chemical company in the world today. In order to maintain the competitive advantage our employees give us, we must be able to attract, motivate, reward, and retain individuals who can successfully lead and contribute to our Company. Having responsible and competitive compensation programs helps ensure we are able to do this.

Compensation Objectives

The compensation programs at Dow are designed to support the realization of Dow’s vision of being the most profitable and respected science-driven chemical company in the world, while promoting the interests of our stockholders and other stakeholders. These principles have enabled the Company to deliver strong stockholder value over time, and have helped the Company develop and retain top talent.

The objectives of Dow’s compensation programs are:

•	Attract, motivate, reward, and retain the most talented people by providing competitive total compensation

•	Motivate and reward employees for the achievement of Dow’s measures of success:

•	Stockholder return, as measured by stock price appreciation plus dividends on a reinvested basis

•	Company financial performance

•	Individual performance

Additionally, the following principles apply to the design and implementation of our executive compensation practices:

•

Drive Company results.  The program emphasizes variable, at-risk incentive award opportunities which are payable only if specified goals are achieved and/or Dow’s stock price appreciates. The largest part of NEO compensation is focused on long-term performance based on Dow’s return to stockholders. These at-risk incentives represent at least 80% of the NEOs direct compensation.

•

Be cost effective and aligned with stockholder value creation.  Incentive awards are earned only if specified financial goals are achieved and when Dow’s stock price appreciates. Higher compensation is paid when goals are exceeded and reduced compensation is paid when goals are not met.

•

Emphasize stock ownership.  Long-term incentive awards are delivered as equity-based awards to senior executives. These executives are required to maintain, until retirement, a minimum level of stock ownership to encourage managing from an owner’s perspective and to better align their financial interests with those of Dow stockholders. NEOs are expected to own Dow securities with a value equal to between four and six times their annual base salary. For further information, please refer to the Executive Stock Ownership Guidelines section.

The Role of the Compensation and Leadership Development Committee

The Committee, which is comprised entirely of independent Directors, is responsible for ensuring the Company’s executive compensation policies and programs are competitive within the markets in which Dow competes for talent and reflect the long-term investment interests of Company stockholders. The Committee reviews and approves the compensation design, compensation levels, and benefits programs for the NEOs and other senior leaders. The Committee also monitors Company processes on executive succession and work environment/culture. In setting compensation, the Committee also considers the risks that may be inherent in the Company’s compensation programs. Although a significant portion of executive compensation is performance-based and “at-risk”, the Committee feels that the Company’s compensation programs are appropriately structured and do not create risks that are reasonably likely to have a material adverse effect on the Company, as demonstrated by the following elements:

•	Incentive plans designed to reward both annual and long-term performance

•	Time-based vesting for stock options and restricted stock

•	Mix of long-term incentive awards consisting of stock options, performance shares and restricted stock

•	Stock Ownership Guidelines requiring executives to retain shares until retirement and full vesting

22	2010 DOW PROXY STATEMENT

With respect to the CEO, the Committee annually reviews and approves the corporate goals and objectives relevant to the CEO’s compensation, evaluates the CEO’s performance against those objectives, and makes recommendations to the Board of Directors regarding the CEO’s compensation level based on that evaluation. The Board of Directors is responsible for approving the CEO’s compensation types and amounts. The CEO makes recommendations to the Committee regarding compensation for the other NEOs and other senior executives. The Committee is responsible for approving NEO compensation and has broad discretion when setting compensation types and amounts.

The Committee has retained an independent compensation consultant from Hewitt Associates. The consultant, Mr. Michael Powers, reports directly to the Committee. He advises the Committee on trends and issues in executive compensation and the group of companies used for benchmarking (the “Survey Group”). He consults on the competitiveness of the compensation structure and levels of Dow’s executive officers and provides advice and recommendations related to proposed compensation and the design of compensation programs. The Committee has the sole authority to retain and oversee the work of Mr. Powers. Mr. Powers does not provide services to Company management unless approved by the Chairman of the Committee. In 2009, the Committee paid fees of $217,000 to Hewitt Associates for these executive compensation consulting services. As a result of the acquisition of Rohm and Haas Company in 2009, Hewitt Associates provided human resources administrative services for benefits and payroll to the Company that totaled $7.5 million in 2009. These services are expected to end by 2011 as the Rohm and Haas human resource activities are integrated into the Company. Hewitt Associates has multiple safeguards and procedures in place to ensure the independence of the consultants in their executive compensation consulting practice. These safeguards include a rigidly-enforced code of conduct, a policy against investing in client organizations, and separation between consulting and administrative business units from a leadership, performance measurement, and compensation perspective.

Dow’s Executive Compensation Department provides additional analysis and counsel as requested by the Committee related to:

•	Gathering the compensation data of the Survey Group

•	Benchmarking compensation components (base salary, Performance Award, LTI awards) against the Survey Group

•

Assisting the CEO and Human Resources Executive Vice President in making preliminary recommendations of base salary structure, target award levels for the Performance Award, and design and award levels for LTI awards

The Executive Compensation Department has retained the compensation consultant services of Towers Watson. Towers Watson provides the following assistance to the Executive Compensation Department:

•	Survey Group compensation information for executives and non-employee Directors

•	Benchmarking of key compensation practices and trends in executive compensation

You can learn more about the Committee’s purpose, responsibilities, structure, and other details by reading the Committee’s charter which can be found in the Corporate Governance section of the Company’s website at www.DowGovernance.com.

Establishing NEO Compensation

Compensation for the NEOs and other executive officers is evaluated and set annually by the Committee based on the latest available Survey Group compensation data and Company performance data. An individual executive’s compensation is established after considering the following factors:

•	Median compensation for similar job and job levels in the market

•

The Company’s performance against financial measures including earnings per share, EBITDA (earnings before interest, income taxes, depreciation, and amortization), total stockholder return, economic profit, cash flow management, and cost management discipline

•	The Company’s performance relative to goals approved by the Committee

•	Individual performance versus personal goals and contributions to Company performance

•	Business climate, economic conditions, and other factors

As part of an annual review, Company management and the Committee also review summary total compensation scenarios for the NEOs. All aspects of compensation are modeled under various scenarios, such as stock price sensitivity and business

2010 DOW PROXY STATEMENT	23

performance. The scenarios present the estimated dollar value of compensation components provided to the NEOs during the most recent fiscal year. They are used as an annual reference point to assist the Committee’s overall understanding of NEO compensation.

After an analysis of these factors, the Committee develops compensation recommendations for the CEO to be considered by the Board of Directors. The CEO develops compensation recommendations for the other NEOs and presents them to the Committee. The Committee then sets NEO compensation after considering the recommendations of the CEO, as well as other data.

Market Benchmarking

Dow benchmarks its executive compensation programs, designs, and compensation elements against a Survey Group of 20 companies with which Dow competes for executive talent. Market pay data for the Survey Group is gathered through compensation surveys conducted by Towers Watson.

Dow targets the median of the Survey Group for all compensation elements in order to attract, motivate, develop, and retain top level executive talent.

The Survey Group is periodically evaluated and updated to ensure the companies in the group remain relevant. The Survey Group, last updated in 2007, was evaluated and changed in 2009 to eliminate companies that no longer compete with Dow for talent and to add earnings growth companies comparable to Dow in size, innovation, and line of business. The 20 companies, which are comparable to Dow in annual revenue (median of $40 billion) and market capitalization (median of $39 billion) are listed below (new companies shaded):

•3M Company	•Johnson Controls, Inc.
•Alcoa Inc.	•Johnson & Johnson
•Archer Daniels Midland Company	•Kraft Foods Inc.
•The Boeing Company	•Monsanto Company
•Caterpillar Inc.	•PepsiCo, Inc.
•E. I. du Pont de Nemours and Company	•Pfizer Inc.
•Eli Lilly and Company	•PPG Industries, Inc.
•Emerson Electric Co.	•The Procter & Gamble Company
•General Electric Company	•Tyco International Ltd.
•Honeywell International Inc.	•United Technologies Corporation

Compensation Elements

The key components of targeted compensation for all NEOs are shown below. The chart outlines the size, in percentage terms, of each element of targeted compensation. The striped sections of the charts reflect the “at-risk,” or performance-based components of compensation.

NEO Compensation at Target

24	2010 DOW PROXY STATEMENT

To focus executives on both the short- and long-term success of the Company, greater than 80% of targeted NEO compensation is considered at-risk because the value is based upon the achievement of specified results. If specific financial and operational goals are not met, then at-risk compensation will decrease. If goals are exceeded, then at-risk compensation will increase.

Base Salary

Base salary is a fixed portion of compensation based on an individual’s skills, responsibilities, experience, and sustained performance. Base salaries for executives are benchmarked against similar jobs at other companies and are targeted at the median of the Survey Group. Actual salaries vary by individual and are based on sustained performance toward the achievement of Dow’s strategy and goals.

Changes in base salary for the NEOs, as well as for all Dow salaried employees, depend on compensation versus the external market for similar jobs, the individual’s current salary compared to the market, changes in job responsibilities, and the employee’s contributions to Dow’s performance.

Performance Award

The Performance Award is an annual cash incentive program. Dow chooses this component of compensation to reward employees for achieving critical Company and individual goals. In February 2009, the Committee exercised discretion, as stated in the Executive Summary as part of our compensation philosophy, and changed the 2009 Performance Award program to a discretionary program without specific financial targets. Given the volatility and uncertainty in the global economy, the inability to predict the closing of the Rohm and Haas acquisition and the transformation of Dow’s portfolio through the ultimate closing of Rohm and Haas and the divestiture of many non-strategic businesses, the Committee felt they could not set accurate financial targets and wanted the NEOs, and all employees, focused on critical Company objectives such as improving the balance sheet, divesting non-strategic assets, delivering on integration synergies, and maintaining and building our business portfolios. The Committee reviewed progress on these key objectives and the overall financial performance of the Company to determine the overall payout level (see 2009 Compensation and Award actions taken by the Committee section for the results of the 2009 program). As in prior years, the 2009 program contained an individual component to allow managers the opportunity to differentiate individual performance within the overall budget of the Company payout.

Individual award opportunities vary by job level and are targeted at the median of the annual bonus practices of the Survey Group. Actual award payouts are determined each February following completion of the plan year. Actual awards can range from 0% to 225% of the target award opportunity based on performance as determined by the Committee. Actual payouts to the NEOs are shown in the Summary Compensation Table in the column labeled “Bonus.”

Long-Term Incentive Awards

Each year the Company grants equity-based LTI awards to leaders and other key employees who demonstrate high performance, as measured during Dow’s performance management process. Dow chooses this component of compensation to motivate and reward employees for long-term stockholder value creation, retain top talent, and help executives meet the Executive Stock Ownership Guidelines.

As with Dow’s approach for all elements of compensation, LTI awards are targeted to be competitive with the market median of the Survey Group for comparable positions. The size of the grant received by each NEO depends upon his or her job level and performance.

The three components that make up an LTI award are:

1. Stock Options:	50% of the total LTI value granted
2. Deferred Stock:	25% of the total LTI value granted
3. Performance Shares:	25% of the total LTI value granted

LTI grants are approved by the Committee and administered by Dow’s Executive Compensation Department. The annual grant date for all employees is traditionally the Friday following the Committee’s February meeting – held on the second Wednesday of February each year. The 2009 grant date was February 13, 2009.

2010 DOW PROXY STATEMENT	25

LTI awards are granted under The Dow Chemical Company 1988 Award and Option Plan, Dow’s omnibus stockholder-approved plan for equity awards to employees. Dow calculates the aggregate grant date fair value of awards in the year of grant in accordance with the same standard it applies for financial accounting purposes. Consistent with the U.S. Securities and Exchange Commission regulations, the grant date fair value of 2009 LTI award equity grants for the NEOs is presented in the Summary Compensation Table and Grants of Plan-Based Awards Table. Total outstanding unexercised or unvested LTI grants are shown in the Outstanding Equity Awards at Fiscal Year-End table. Each award type is discussed below:

Stock Options

Stock Options are granted in order to provide incentive for long-term creation of stockholder value. Stock Options only have value to the extent the price of Dow Common Stock appreciates relative to the exercise price. The exercise price equals the closing price on the date of grant. Options vest in three equal annual installments and expire after 10 years. The Company does not grant discounted options, backdate options, or re-price outstanding options.

Deferred Stock

Deferred Stock is granted in order to help the Company retain its NEOs and other key employees. Deferred Stock grants vest after three years. During the vesting period, holders of outstanding Deferred Stock grants receive quarterly payments equal to the dividend paid on equivalent shares of Dow Common Stock.

Performance Shares

Performance Shares are granted to motivate employees and to reward the achievement of specified financial goals. Performance Shares are Deferred Stock which is earned only if the Company’s performance over a three-year period exceeds pre-established goals. The 2009 Performance Shares can be earned based on Dow’s 2009-2011 Return on Capital (“ROC”) relative to pre-established goals and can range from 0% to 250% of the target award amount. ROC measures how effectively a company has utilized the money invested in its operations and is calculated as Net Operating Profit after Tax (excluding certain items) divided by total average capital.

To achieve a target payout, Dow’s ROC must equal or exceed pre-established ROC goals for the same period. Dow’s Performance Share ROC target is 10% across the industry cycle and ranges from 9.5% to 10.0% on specific annual grants.

Performance Shares accrue amounts equal to the dividend paid on equivalent shares of Dow Common Stock. The dividend equivalents on the actual shares earned are paid at the time the shares are delivered. All Performance Shares earned are delivered in the year following the performance period. Instead of receiving the Performance Share Award in the form of Dow Common Stock, the NEOs and other executives subject to stock ownership requirements may elect to receive a cash payment equal to the value of the stock award on the date of delivery. Participants may only make this cash election if they meet or exceed the executive stock ownership guideline for their job level.

LTI awards do not have provisions for accelerated vesting at retirement, resulting in NEOs holding a significant portion of their compensation value in Dow stock for at least three years after retirement.

Benefits

The Company provides a comprehensive set of benefits to most employees. These include medical, dental, life, disability, accident, retiree medical and life, pension, and savings plans. The NEOs are eligible to participate in the same plans as most other salaried employees. In addition, because highly compensated employees are subject to U.S. tax limitations on contributions to some retirement plans, the Company has created non-qualified retirement programs intended to provide these employees with the same benefits they would have received under the qualified plans without the tax limits. The NEOs are eligible to participate in the same non-qualified retirement plans as all other highly compensated salaried employees.

Perquisites

The Committee reviews the perquisites provided to the NEOs annually as part of their overall review of executive compensation. In 2009, as part of this review, the Committee eliminated tax protection on all life insurance programs for the

26	2010 DOW PROXY STATEMENT

NEOs. The Committee has determined that all other perquisites are within an appropriate range of competitive compensation practices. The Company provides the NEOs and other selected executives the following limited perquisites:

•	Financial planning support (reimbursed up to the greater of 3% of annual base salary or $5,000)

•	Executive physical examination

•	Company car

•	Executive Excess Umbrella Liability Insurance

•	Home security alarm system

In addition, the CEO is required by the Board of Directors for security and immediate availability reasons to use corporate aircraft for personal travel. Details about the NEOs perquisites, including the cost to the Company, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

2009 Compensation and Award Actions made by the Committee

2009 was a year that began in crisis and concluded as the year that fulfilled many ambitions created in the strategic plan that the Board endorsed in 2006. The unusual situation in the first quarter of 2009 demanded a focused and corporate wide set of interventions to keep the Company on its strategic and financial path. After careful consideration of the Company’s results in 2008 and the impact of the global economic crisis and recession on the Company’s financial results, the Committee approved the following compensation and award actions during the normal compensation cycle in the first quarter of 2009:

•	Base Salary: Executive management recommended, and the Board agreed, that there would be no merit increases for the CEO and other NEOs.

•	Long-Term Incentive Grants: The Committee made LTI grants significantly lower in market value to the NEOs for 2009, averaging 59% lower than 2008 grants.

These decisions reflected a balance between paying for 2008 performance and the need to retain and align executives to long-term Company growth and success.

In late 2009 and early 2010 the Committee reviewed the Company’s results and accomplishments for 2009, as well as the compensation data for the Survey Group. The Committee considered the following accomplishments achieved by the Company in 2009:

•	Dow share price recovered to pre-October 2008 levels – a five fold increase from the date of the Rohm and Haas closing

•	Delivered on financial plan including managing margins, controlling discretionary spending and accelerating acquisition synergies

•	Closed acquisition of Rohm and Haas on April 1, 2009

•	Delivered $1.2B in synergies and cost reductions

•	De-leveraged Company balance sheet – reduced debt by $2.5B since the acquisition of Rohm and Haas

•	Divested $3.3B of non-strategic assets

•	Credit rating stabilized and flexible capital structure achieved

Based upon the review and analysis of these accomplishments, which were partially offset by the need to issue additional debt and equity and a partial reduction in the dividend, the Committee approved the following compensation and awards actions:

•

Base Salary: After the Company-wide suspension on promotions and salary actions was lifted in late 2009, Messrs. Weideman, Kalil, Haller, and Banholzer were given salary adjustments to reflect their relative position to the market for their job responsibilities. After these adjustments, there were no material differences between the market base salary and actual base salary for any of the NEOs.

2010 DOW PROXY STATEMENT	27

•

Performance Award: The Committee approved a payout of 125% of each individual employee’s target award opportunity, based on Company performance (the “approved payouts”), subject to adjustment based upon individual performance. Actual individual employee payouts were modified upwards or downwards depending upon individual performance against goals and accomplishments, resulting in final payouts ranging from 75% to 145% of the approved payouts. The Committee used discretion in making such individual performance modifications for the NEOs after considering the accomplishments described above. There were no material differences between the market annual bonus targets and the target Performance Award for any of the NEOs.

•

Long-Term Incentive Grants: The Committee approved a special Performance Share grant for Messrs. Liveris, Weideman, Kalil, Haller, and Banholzer, as well as for other select executives that will play a key role in accelerating the Company’s transformation over the next two years and are critical to retain. There were no material differences between the market LTI values and the 2009 total LTI award values for any of the NEOs and they represent market median of the Survey Group for comparable positions. The process and material factors used for award determination are the same for each NEO as discussed in the Long Term Incentive Awards section described in the Compensation Elements section above.

Executive Stock Ownership Guidelines

Dow has had minimum stock ownership guidelines in place for its NEOs and other senior executives since 1998. The guidelines are stated as a fixed number of shares of Dow Common Stock, which increase with job level and are reviewed periodically to ensure relevance. Specific stock ownership requirements vary by job level, but all executives must own shares of stock with a market value of the designated multiple of their base salary.

The CEO is required to own stock with a value of six times base salary and the other NEOs are required to own stock with a value of three to four times base salary. The executives are given four years to achieve the initial ownership guideline for their job level following promotion to that level and must maintain these levels until retirement. They are given one additional year to achieve compliance with a higher level guideline upon being promoted to that level. For purposes of these guidelines, stock ownership includes Dow Common Stock beneficially owned (including stock owned by immediate family members), Deferred Stock not yet delivered, Performance Shares vested but not yet delivered, and stock held beneficially through the Company’s savings plans.

The share guidelines were reviewed by the Committee in 2009 and were determined to be appropriate relative to market practice and the current value of Dow stock. In 2009, none of the NEOs sold Dow shares in the open market, resulting in holdings significantly in excess of the guidelines and further evidence of the Dow culture of holding shares in excess of stock ownership guidelines until retirement.

The following table shows the stock ownership guidelines and respective holdings of the NEOs.

EXECUTIVE STOCK OWNERSHIP GUIDELINES FOR 2009

Name	Ownership Guideline	2009 Holdings	Over / (Under) Guideline	Multiple of Base Salary
Andrew Liveris	220,000	455,491	235,491	6x
Geoffery Merszei	70,000	133,001	63,001	4x
William Weideman	30,000	82,941	52,941	3x
Charles Kalil	70,000	135,970	65,970	4x
Heinz Haller	70,000	108,380	38,380	4x
William Banholzer	70,000	119,836	49,836	4x

Change-in-Control and Severance Arrangements

The Committee adopted a market competitive change-in-control arrangement for its senior executives in 2007. Messrs. Liveris, Merszei, Kalil, Haller, and Banholzer each have a change-in-control agreement. The change-in-control arrangements provide, among other things, a severance payment equal to two times the executive’s base salary and target Performance Award (2.99 times for the CEO), and tax gross-up protection in the event severance benefits exceed statutory thresholds and become subject to an excise tax. An executive must be involuntarily terminated within two years of a change-in-control in order to receive benefits. The Company believes this “double-trigger” practice is in the best interest of stockholders as it does not pay any benefits to an executive unless he or she is negatively impacted by a change-in-control event that is in the best interest of Dow stockholders. No new agreements have been executed since 2007.

28	2010 DOW PROXY STATEMENT

Executive Compensation Recovery Policy

The Committee has adopted an executive compensation recovery policy for executive officers. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets if an executive officer engaged in grossly negligent conduct or intentional misconduct resulting in a financial restatement or in any increase in his or her incentive income. Incentive income includes income related to the annual Performance Award and LTI awards. The Company will also recover any awards made to an executive during the prior three years should the executive engage in activity that competes with, or is otherwise harmful to the Company or its affiliated companies.

Tax Deductibility of Executive Compensation

Section 162(m) of the U.S. Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation meeting certain requirements. Although the Company does consider the impact of the above rule when making compensation decisions, Dow policy does not require all executive compensation to be tax-deductible. In the interest of flexibility and overall benefit for the Company’s stockholders, the Committee will continue to facilitate the awarding of responsible but adequate executive compensation while taking advantage of Section 162(m) whenever feasible. Amounts paid under the compensation program, including base salary, Performance Awards, and grants of Deferred Stock (Restricted Stock and Restricted Stock Units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

COMPENSATION TABLES AND NARRATIVES

The following table summarizes the compensation of the principal executive officer (i.e., the CEO), principal financial officers (i.e., the CFO and Interim CFO), the Company’s three most highly compensated officers and the former President and CEO of the Dow Advanced Materials Division for the fiscal year ended December 31, 2009. The amounts shown in the stock and option awards columns in the table below reflect the aggregate grant date value of grants made in 2009. Prior year grant values have been recomputed to conform to the new U.S. Securities and Exchange Commission regulations adopted in 2009. New NEOs will not have historical data until completing three years of service as an NEO.

SUMMARY COMPENSATION TABLE FOR 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (a)	Option Awards ($) (a) (b)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (c)	All Other Compensation ($) (d)	Total ($)
Andrew Liveris, CEO & Chairman	2009	1,650,000	4,485,937	(e)	6,921,090	2,363,660	0	2,612,787	246,318	18,279,792
	2008	1,641,667	0		5,500,260	5,500,006	0	2,923,971	138,681	15,704,585
	2007	1,583,333	216,000		5,230,800	4,512,600	3,240,000	1,811	146,704	14,931,248
Geoffery Merszei, Exec. VP & Former CFO	2009	861,396	1,187,111	(e)	674,342	602,420	0	383,209	33,240	3,741,718
	2008	855,214	533,333		2,061,536	2,060,160	0	1,395,058	38,655	6,943,956
	2007	812,360	607,520		2,196,936	1,922,760	1,075,717	363,163	53,387	7,031,843
William Weideman, VP & Interim CFO	2009	390,074	530,677	(e)	772,982	148,291	0	117,455	10,825	1,970,304
Charles Kalil, Exec. VP	2009	767,014	1,381,457	(e)	2,509,040	803,218	0	1,811,274	35,489	7,307,492
Heinz Haller, Exec. VP	2009	765,146	1,562,717	(e)	2,546,398	836,680	0	1,346,540	135,665	7,193,146
	2008	739,442	0		2,415,288	2,060,160	0	0	280,538	5,495,428
William Banholzer, Exec. VP	2009	733,200	1,341,703	(e)	2,546,398	836,680	0	1,085,001	27,326	6,570,308
	2008	691,562	0		1,472,194	1,471,505	0	715,772	24,851	4,375,884
	2007	616,990	46,828		1,281,546	1,152,675	679,005	3,421	26,115	3,806,580
Pierre Brondeau, Former Exec. VP	2009	350,000	280,000	(e)	0	0	0	0	6,444,613	7,074,613

(a)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes. The 2009 Performance Share grants are valued at target which represent probable outcome at grant date. A maximum payout on the Performance Share programs would result in additional value of: Liveris $4,122,022, Merszei $505,757, Weideman $427, 994, Kalil $1,479,333, Haller $1,507,351, Banholzer $1,507,351.

(b)	Dow’s valuation for financial accounting purposes uses the widely accepted lattice-binomial model which calculated an option value of $2.60 (grant date of February 13, 2009). The exercise price is the closing Dow stock price on the date of grant. The exercise price was $9.53 for 2009 grants.

2010 DOW PROXY STATEMENT	29

(c)	Reflects the aggregate change in the actuarial present value of accumulated pension benefits at age 65 using the actuarial assumptions included in the Company’s audited financial statements. Negative changes in pension value are included as zero in the Summary Compensation Table. An analysis of the Change in Pension Value for 2009 is shown below.

Name	Change in Discount Interest Rate ($)	Change in Deferral Period, Benefits, and Other ($)	Total Change ($)
Andrew Liveris	1,017,191	1,585,826	2,603,017
Geoffery Merszei	304,033	79,176	383,209
William Weideman	102,355	13,854	116,209
Charles Kalil	304,350	1,500,729	1,805,079
Heinz Haller	751,097	595,443	1,346,540
William Banholzer	280,059	786,335	1,066,394

Also includes 2009 above-market non-qualified deferred compensation earnings: Liveris $9,567, Kalil $6,062, and Banholzer $18,214.

(d)	Details related to all other compensation can be found in the All Other Compensation table.

(e)	2009 Discretionary Performance Award as described in the Compensation Elements section of the Compensation Discussion and Analysis.

Dr. Brondeau joined the Company on April 1, 2009 as President and CEO of the Dow Advanced Materials Division upon completion of the acquisition of Rohm and Haas Company (“Rohm and Haas”). He separated from the Company on September 30, 2009. The Company honored the terms of Dr. Brondeau’s July 1, 2001 Continuity Agreement with Rohm and Haas (as amended on December 4, 2006 and October 28, 2008). Pursuant to the terms of this agreement, Dr. Brondeau received the following compensation as shown in the All Other Compensation column of the Summary Compensation Table:

• Severance equal to 2x Base Salary + Annual Bonus:	$2,376,500
• Additional 2 years of age and service under the Rohm and Haas pension and savings plans:	$1,352,882
• 280G excise tax protection:	$1,715,231
• Retention Bonus:	$1,000,000

The following table provides additional details for the compensation information found in the Summary Compensation Table under the All Other Compensation column.

ALL OTHER COMPENSATION FOR 2009

Name	Tax Protection ($) (a)	Car ($) (b)	Aviation ($) (c)	Savings Plans Company Contributions ($) (d)	Financial Planning ($) (e)	Other Perquisites ($) (f)	Total ($)
Andrew Liveris	—	22,154	138,296	15,600	62,345	7,923	246,318
Geoffery Merszei	—	9,655	—	9,800	10,500	3,285	33,240
William Weideman	—	—	—	9,800	—	1,025	10,825
Charles Kalil	—	12,080	—	15,600	4,500	3,309	35,489
Heinz Haller	119,101	11,764	—	—	3,200	1,600	135,665
William Banholzer	—	—	—	9,800	12,985	4,541	27,326

(a)	Tax gross-up protection for duplicate tax liabilities resulting from participation in non-U.S. pension plans.

(b)	Costs of Company provided automobile under the Executive Auto Program.

(c)	Mr. Liveris is required by the Board of Directors to use the Company aircraft for personal use for security and immediate availability purposes. Incremental cost to the Company of personal use of Company aircraft is calculated based on the variable operating costs to the Company including fuel, landing, catering, handling, aircraft maintenance, and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded.

(d)	Employee Savings Plan Company Match and Nonqualified Deferred Compensation Plan Company contribution.

(e)	Reimbursement of costs paid for financial and tax planning support.

(f)	Reimbursement of costs paid for home security, costs of executive physical examinations and Executive Excess Umbrella Liability Insurance.

30	2010 DOW PROXY STATEMENT

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards.

GRANTS OF PLAN-BASED AWARDS FOR 2009

Name	Grant Date	Date of Action by the Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (a)			All Other Stock Awards: Number of Shares of Stock or Units (#) (b)	All Other Option Awards: Number of Securities Underlying Options (#) (c)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Liveris	2/13/2009	2/11/2009				0	138,820	347,050				1,322,955
	2/13/2009	2/11/2009							138,820			1,322,955
	2/13/2009	2/11/2009								909,100	9.53	2,363,660
	10/16/2009	10/15/2009				0	162,000	243,000				4,275,180
Geoffery Merszei	2/13/2009	2/11/2009				0	35,380	88,450				337,171
	2/13/2009	2/11/2009							35,380			337,171
	2/13/2009	2/11/2009								231,700	9.53	602,420
William Weideman	2/13/2009	2/11/2009				0	8,710	21,775				83,006
	2/13/2009	2/11/2009							8,710			83,006
	2/13/2009	2/11/2009								57,035	9.53	148,291
	10/16/2009	10/15/2009				0	23,000	34,500				606,970
Charles Kalil	2/13/2009	2/11/2009				0	47,180	117,950				449,625
	2/13/2009	2/11/2009							47,180			449,625
	2/13/2009	2/11/2009								308,930	9.53	803,218
	10/16/2009	10/15/2009				0	61,000	91,500				1,609,790
Heinz Haller	2/13/2009	2/11/2009				0	49,140	122,850				468,304
	2/13/2009	2/11/2009							49,140			468,304
	2/13/2009	2/11/2009								321,800	9.53	836,680
	10/16/2009	10/15/2009				0	61,000	91,500				1,609,790
William Banholzer	2/13/2009	2/11/2009				0	49,140	122,850				468,304
	2/13/2009	2/11/2009							49,140			468,304
	2/13/2009	2/11/2009								321,800	9.53	836,680
	10/16/2009	10/15/2009				0	61,000	91,500				1,609,790

(a)	Performance Share awards as described in the Compensation Elements section of the Compensation Discussion and Analysis. Shares granted on 10/16/2009 have a two-year performance period running from 10/1/2009–9/30/2011, with a pre-established EBITDA target determined by the Committee and payout range from 0% to 150% of the target award value.

(b)	Deferred Stock awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

(c)	Stock Option awards as described in the Compensation Elements section of the Compensation Discussion and Analysis.

2010 DOW PROXY STATEMENT	31

The following table lists outstanding equity grants for each NEO as of December 31, 2009. The table includes outstanding equity grants from past years as well as the current year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (b) (c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (b) (d)
Andrew Liveris (e)	02/16/2000	66,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a
	03/02/2001	31,700	—	33.94	03/02/2011	n/a	n/a	n/a	n/a
	02/15/2002	38,300	—	30.43	02/15/2012	n/a	n/a	n/a	n/a
	02/14/2003	62,500	—	27.40	02/14/2013	n/a	n/a	n/a	n/a
	02/13/2004	90,000	—	43.49	02/13/2014	n/a	n/a	n/a	n/a
	02/18/2005	180,000	—	53.53	02/18/2015	55,000	1,519,650	n/a	n/a
	03/01/2006	400,000	—	43.68	03/01/2016	50,000	1,381,500	n/a	n/a
	02/16/2007	306,666	153,334	43.59	02/16/2017	60,000	1,657,800	58,200	1,608,066
	02/15/2008	206,456	412,914	38.62	02/18/2018	71,210	1,967,532	71,210	1,967,532
	02/13/2009	—	909,100	9.53	02/13/2019	138,820	3,835,597	138,820	3,835,597
	10/16/2009	n/a	n/a	n/a	n/a	n/a	n/a	162,000	4,476,060
Geoffery Merszei	07/01/2005	311,340	—	44.74	07/01/2015	16,580	458,105	n/a	n/a
	03/01/2006	134,850	—	43.68	03/01/2016	16,380	452,579	n/a	n/a
	02/16/2007	130,666	65,334	43.59	02/16/2017	25,200	696,276	24,444	675,388
	02/15/2008	77,333	154,667	38.62	02/18/2018	26,690	737,445	26,690	737,445
	02/13/2009	—	231,700	9.53	02/13/2019	35,380	977,549	35,380	977,549
William Weideman (e)	02/16/2000	15,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a
	03/02/2001	6,000	—	33.94	03/02/2011	n/a	n/a	n/a	n/a
	02/15/2002	7,500	—	30.43	02/15/2012	n/a	n/a	n/a	n/a
	02/14/2003	12,250	—	27.40	02/14/2013	n/a	n/a	n/a	n/a
	02/13/2004	11,670	—	43.49	02/13/2014	n/a	n/a	n/a	n/a
	02/18/2005	13,340	—	53.53	02/18/2015	3,480	96,152	n/a	n/a
	03/01/2006	16,190	—	43.68	03/01/2016	1,970	54,431	n/a	n/a
	02/16/2007	24,266	12,134	43.59	02/16/2017	4,550	125,717	4,414	121,959
	02/15/2008	13,749	27,501	38.62	02/18/2018	4,750	131,243	4,750	131,243
	02/13/2009	—	57,035	9.53	02/13/2019	8,710	240,657	8,710	240,657
	10/16/2009	n/a	n/a	n/a	n/a	n/a	n/a	23,000	635,490
Charles Kalil (e)	02/16/2000	15,000	—	36.02	02/16/2010	n/a	n/a	n/a	n/a
	03/01/2000	n/a	n/a	n/a	n/a	108	2,984	n/a	n/a
	02/23/2001	n/a	n/a	n/a	n/a	55	1,520	n/a	n/a
	03/02/2001	5,000	—	33.94	03/02/2011	n/a	n/a	n/a	n/a
	02/15/2002	5,700	—	30.43	02/15/2012	n/a	n/a	n/a	n/a
	02/14/2003	10,000	—	27.40	02/14/2013	n/a	n/a	n/a	n/a
	02/13/2004	8,000	—	43.49	02/13/2014	n/a	n/a	n/a	n/a
	02/18/2005	17,500	—	53.53	02/18/2015	4,610	127,374	n/a	n/a
	03/01/2006	48,550	—	43.68	03/01/2016	5,900	163,017	n/a	n/a
	02/16/2007	46,666	23,334	43.59	02/16/2017	9,100	251,433	8,827	243,890
	11/01/2007	n/a	n/a	n/a	n/a	40,000	1,105,200	n/a	n/a
	01/02/2008	n/a	n/a	n/a	n/a	10,000	276,300	n/a	n/a
	02/15/2008	55,236	110,474	38.62	02/18/2018	19,060	526,628	19,060	526,628
	12/11/2008	n/a	n/a	n/a	n/a	5,000	138,150	n/a	n/a
	02/13/2009	—	308,930	9.53	02/13/2019	47,180	1,303,583	47,180	1,303,583
	10/16/2009	n/a	n/a	n/a	n/a	n/a	n/a	61,000	1,685,430
Heinz Haller	06/01/2006	64,725	—	39.89	06/01/2016	7,861	217,199	n/a	n/a
	02/16/2007	66,666	33,334	43.59	02/16/2017	12,600	348,138	12,222	337,694
	02/15/2008	77,333	154,667	38.62	02/18/2018	26,690	737,445	26,690	737,445
	03/03/2008	n/a	n/a	n/a	n/a	9,324	257,622	n/a	n/a
	02/13/2009	—	321,800	9.53	02/13/2019	49,140	1,357,738	49,140	1,357,738
	10/16/2009	n/a	n/a	n/a	n/a	n/a	n/a	61,000	1,685,430
William Banholzer	07/14/2005	55,000	—	47.00	07/14/2015	2,500	69,075	n/a	n/a
	07/14/2005	8,250	—	47.00	07/14/2015	n/a	n/a	n/a	n/a
	03/01/2006	80,910	—	43.68	03/01/2016	9,830	271,603	n/a	n/a
	02/16/2007	78,332	39,168	43.59	02/16/2017	14,700	406,161	14,259	393,976
	02/15/2008	55,236	110,474	38.62	02/18/2018	19,060	526,628	19,060	526,628
	02/13/2009	—	321,800	9.53	02/13/2019	49,140	1,357,738	49,140	1,357,738
	10/16/2009	n/a	n/a	n/a	n/a	n/a	n/a	61,000	1,685,430

32	2010 DOW PROXY STATEMENT

(a)	Stock Option award grants vest in three equal installments on the first, second and third anniversaries of the grant date shown in the table.

(b)	Deferred Shares vest and are delivered three years after the grant date. Mr. Merszei’s grant of 16,580 deferred shares on 7/1/2005 will vest on 7/1/2010. Mr. Haller’s grant of 9,324 deferred shares on 3/3/2008 will vest upon retirement.

(c)	Market values based on the 12/31/09 closing stock price of $27.63 per share.

(d)	Performance Shares granted 2/16/2007, 2/15/2008 and 2/13/2009 will vest and be delivered in April of the year following the end of the performance period. Shares granted 10/16/2009 will vest and be delivered in November 2011 following the end of the performance period. Shares granted in 2008-2009 are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the performance period.

(e)	In addition to the equity grants described above, Messrs. Liveris, Weideman and Kalil received dividend unit grants on 3/9/1988 of 846 shares, 846 shares and 1,125 shares, respectively, which generate a quarterly payment equal to the dividend paid on equivalent shares of Dow Common Stock. These grants will expire on 3/9/2013.

The following table summarizes the value received from stock option exercises and stock grants vested during 2009.

OPTION EXERCISES AND STOCK VESTED FOR 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Andrew Liveris	n/a	n/a	30,000	293,250	(a)
Geoffery Merszei	n/a	n/a	n/a	n/a
William Weideman	n/a	n/a	12,254	143,411	(b)
Charles Kalil	n/a	n/a	2,670	26,099	(a)
Heinz Haller	n/a	n/a	12,000	178,740	(c)
William Banholzer	n/a	n/a	n/a	n/a

(a)	Deferred Stock from grant on February 13, 2004.

(b)	Deferred Stock from grant on February 13, 2004 and Performance Share from grants on February 14, 2003 and February 18, 2005.

(c)	Deferred Stock grant vesting as a result of completing the terms of 2006 employment agreement.

2010 DOW PROXY STATEMENT	33

The following table lists the pension program participation and actuarial present value of each NEOs defined benefit pension at December 31, 2009.

PENSION BENEFITS AS OF 12/31/09

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (a)	Payments During Last Fiscal Year ($)
Andrew Liveris	Dow Employees’ Pension Plan	14	761,496	n/a
	Dow Executives’ Supplemental Retirement Plan (b)	34	13,674,381	n/a
	Total		14,435,877	n/a
Geoffery Merszei	Dow Employees’ Pension Plan	5	148,922	n/a
	Dow Executives’ Supplemental Retirement Plan (c)	32	6,934,576	n/a
	Total		7,083,498	n/a
William Weideman	Dow Employees’ Pension Plan	34	1,143,886	n/a
	Dow Executives’ Supplemental Retirement Plan	34	1,113,381	n/a
	Total		2,257,267	n/a
Charles Kalil	Dow Employees’ Pension Plan	30	935,402	n/a
	Dow Executives’ Supplemental Retirement Plan	30	5,026,444	n/a
	Total		5,961,846	n/a
Heinz Haller	Swiss Pension Plan (d)	30	5,194,732	n/a
William Banholzer	Dow Employees’ Pension Plan	5	269,413	n/a
	Dow Executives’ Supplemental Retirement Plan (e)	27	3,641,254	n/a
	Total		3,910,667	n/a
Pierre Brondeau	Rohm and Haas Company Qualified Retirement Plan (f)	21	—	517,778
	Rohm and Haas Company Non-Qualified Retirement Plan (f)	21	—	1,711,952
	Total		—	2,229,730

(a)	Unless otherwise noted, all present values reflect accrued age 65 benefits. The form of payment, discount rate (6.05%) and mortality (UP94G) are based on assumptions used to determine pension plan obligations as reflected in the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(b)	Mr. Liveris was asked by the Company to permanently transfer to the United States from Australia in 1995, began participation in the Dow Employees’ Pension Plan (“DEPP”) and Executives’ Supplemental Retirement Plan (“ESRP”), and ceased contributions to the Australian Superannuation Fund (“Australian Fund”). Mr. Liveris’ retirement benefit under the ESRP will equal the amount payable under the DEPP formula based on 34 years of actual service with Dow (14 years as a U.S. employee of Dow plus 20 years as an Australian employee of Dow), as if he were a U.S. employee his entire Dow career. The ESRP benefit will be reduced by the value of his Australian Fund at the time of retirement. The value of Mr. Liveris’ Company contributions in the Australian Fund at 12/31/09 was 590,156 AUD.

(c)	Mr. Merszei was a participant in the Dow Personalvorsorgestiftung Schweiz (“Swiss Pension Plan”) from 1978 through 2001 and received a portable benefit upon his termination from Dow Europe. Upon his return to Dow in 2005 Mr. Merszei began participation in DEPP and ESRP. Under the terms of his employment contract, Mr. Merszei’s retirement benefit will equal the amount payable under the DEPP formula based on his years of credited service as if he were a U.S. Dow employee his entire career. The ESRP benefit will be reduced by the value of his Swiss Pension Plan portable benefit and the benefit received from his previous employer at the time of retirement. The value of Mr. Merszei’s Company contributions in the Swiss Pension Plan portable benefit at 12/31/09 was 1,575,442 CHF. The age 65 value of Mr. Merszei’s previous employer benefit is 9,611 CAD.

(d)

The present value for Mr. Haller was calculated using a 4.00% discount rate, the Swiss BVG 2005 mortality and Dow internal exchange rate of 1 CHF = $.97069 USD assumptions based on assumptions used to determine pension plan obligations as reflected in the consolidated financial

34	2010 DOW PROXY STATEMENT

statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. Mr. Haller was a participant in the Swiss Pension Plan from 1978 until his separation in 1994, and is an active participant since his rehire in 2006. Under the generally applicable terms of the Swiss Pension Plan, Mr. Haller was able to purchase back years of pension service upon his rehire in 2006.

(e)	Under the terms of his employment contract, Dr. Banholzer’s retirement benefit will equal the amount payable under the DEPP formula based on his years of credited service as if he were a U.S. Dow employee his entire career. The ESRP benefit will be reduced by the value of his previous employer benefit at the time of retirement. The age 65 value of Dr. Banholzer’s previous employer benefit is $63,217.

(f)	Dr. Brondeau was a participant in the Rohm and Haas U.S. pension plans and elected to take his benefit as a lump-sum under the provisions of the Rohm and Haas plans at the time of his separation on September 30, 2009.

The following table lists the U.S. pension annuity value for each participating NEO and the corresponding replacement value as a percent of total target cash compensation at December 31, 2009. The replacement value percentages for the NEOs are comparable to most other salaried employees with similar age and years of service.

PENSION REPLACEMENT VALUE AS OF 12/31/09

Name	Pension Annuity Value ($) (a)	Replacement Value (%) (b)
Andrew Liveris	1,784,364	43%
Geoffery Merszei	759,852	44%
William Weideman	279,600	36%
Charles Kalil	558,456	33%
William Banholzer	342,648	21%

(a)	Annual pension benefit if NEO retired on December 31, 2009 stated as a single-life annuity with no survivor options.

(b)	Annual pension benefit as a percentage of annual Base Salary + Target Performance Award.

The NEOs participate in one or more of the following retirement plans:

The Dow Employees’ Pension Plan

The Company provides the Dow Employees’ Pension Plan (“DEPP”) for its U.S. employees and for employees of some of its wholly owned U.S. subsidiaries. Upon retirement, NEOs receive an annual pension under the DEPP formula subject to statutory limitations. The benefit is paid in the form of a monthly annuity and is calculated based on the sum of the employee’s yearly basic and supplemental accruals up to a maximum of 425% for basic accruals and 120% for supplemental accruals. Basic accruals equal the employee’s highest consecutive three-year compensation (“HC3A”) multiplied by a percentage ranging from 4% to 18% dependent on the employee’s age in the years earned. Supplemental accruals are for compensation in excess of a rolling 36-month average of the Social Security wage base. Supplemental accruals range from 1% to 4%, based on the age of the employee in the years earned. The sum of the basic and supplemental accruals is divided by a conversion factor to calculate an immediate monthly benefit. If the employee terminates employment before age 65 and defers payment of the benefit, the account balance calculated under this formula will be credited with interest. Messrs. Liveris, Merszei, Weideman, Kalil and Banholzer participate in DEPP.

The Executives’ Supplemental Retirement Plan

Because the U.S. Internal Revenue Code limits the benefits otherwise provided by DEPP, the Board of Directors adopted the Executives’ Supplemental Retirement Plan (“ESRP”) to provide employees who participate in DEPP with non-qualified benefits calculated under the same formulas described above. Messrs. Liveris, Merszei, Weideman, Kalil and Banholzer participate in the ESRP. In addition, Mr. Kalil elected to have his ESRP benefit secured by enrolling in the Key Employee Insurance Program (“KEIP”) in 1997. KEIP is a life insurance program which secured benefits otherwise available under ESRP, offered to certain employees as an alternative to the ESRP. Dow has not offered KEIP to employees since 1999 and has no plans to reinstate this program for new participants.

The Swiss Pension Plan

The Company provides Swiss employees the opportunity to participate in the Dow Personalvorsorgestiftung Schweiz (“Swiss Pension Plan”). The Swiss Pension Plan provides a benefit equal to 1.67% of the employee’s highest three years’ pensionable pay multiplied by the number of years of credited pension service. Pensionable pay is calculated using base pay only,

2010 DOW PROXY STATEMENT	35

reduced by a Social Security coordination factor, and is subject to a statutory maximum. Employees must contribute 6% of their pensionable pay. Benefits are paid as a monthly annuity with actuarial reductions taken if the employee retires after age 58 or before age 60 and does not have at least 85 age and service points. Mr. Haller is a participant in the Swiss Pension Plan.

Dow Savings Plan – 401(k)

The Company provides all U.S. salaried employees the opportunity to participate in a 401(k) plan (The Dow Chemical Company Employees’ Savings Plan). In 2009, for salaried employees who contributed 2% of annual salary, Dow provided a matching contribution of 100% of the employee’s contribution. For salaried employees who contributed up to an additional 4%, Dow provided a 50% match. Messrs. Liveris, Merszei, Weideman, Kalil, Banholzer and Brondeau participate in the 401(k) plan on the same terms as other eligible employees.

The following table provides information on compensation the NEOs have elected to defer as described in the narrative that follows.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2009

Name	Executive Contributions in Last Fiscal Year ($) (a)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (b)
Andrew Liveris	82,500	5,716	174,824	—	1,386,282
Geoffery Merszei	—	—	—	—	—
William Weideman	—	—	6,782	—	122,224
Charles Kalil	—	5,433	63,718	—	702,946
Heinz Haller	—	—	—	—	—
William Banholzer	36,660	—	101,548	—	1,850,035
Pierre Brondeau	22,615	16,962	7,020	3,701,911	—

(a)	Executive contributions are also reported as salary for 2009 in the Summary Compensation Table.

(b)	Includes executive contributions by Mr. Liveris of $82,083 reported as salary for 2008 and $79,167 reported as salary for 2007 in the Summary Contribution Table.

Because the U.S. Internal Revenue Code limits contributions to the Dow Savings Plan, the Board of Directors adopted the Elective Deferral Plan in order to further assist employees in saving for retirement. This plan allows participants to voluntarily defer the receipt of base salary (maximum deferral of 50%) and Performance Award (maximum deferral of 85%).

Each Participant enrolled in the plan will receive a matching contribution using the same formula authorized for salaried participants under the 401(k) plan for employer matching contributions. The current formula provides for a matching contribution on the first 6% of base pay deferred. For purposes of calculating the match under the Elective Deferral Plan, the Company will assume each Participant is contributing the maximum allowable amount to the 401(k) plan and receiving a match thereon. The assumed match from the 401(k) plan will be offset from the matching contribution calculated under the Elective Deferral Plan. The sum of the matching contribution under the Elective Deferral Plan plus the employer matching contributions under the 401(k) plan may not exceed $15,000 per year.

Investment choices include a fund with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock fund tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds.

The Elective Deferral Plan allows for distributions to commence on the January 31 after separation or after a specific future year that can be later or earlier than the separation date. Distributions may be paid either in a lump sum or in equal monthly, quarterly or annual installments up to 15 years based on the employee’s initial election as to the time and form of payment. If installments were elected, the unpaid balance will continue to accumulate gains and losses based on the employee’s investment selections.

The NEOs balances consist primarily of voluntary deferrals (and related earnings), not contributions made by the Company.

36	2010 DOW PROXY STATEMENT

Potential Payments Upon Termination or Change-in-Control

All NEOs are currently retirement eligible, and entitled to benefits similar to most other salaried employees upon separation from the Company. They are also entitled to additional benefits in the case of an involuntary termination without cause or a change-in-control event. The summary below shows the impact of various types of separation events upon the different compensation elements the NEOs receive.

Retirement, Death, or Disability

•	Base Salary: Paid through date of separation on the normal schedule.

•	Performance Award: Prorated for the portion of the year worked and paid on the normal schedule.

•	Benefits: Messrs. Liveris, Merszei, Weideman, Kalil, and Banholzer are eligible for retiree medical and life insurance coverage similar to many other salaried U.S. employees.

•	Retirement Plans: Participants have access, in accordance with elections and plan features, to the following retirement plan benefits:

•	Elective Deferral Plan benefits as shown in the Non-Qualified Deferred Compensation Table and accompanying narrative.

•

Pension benefits as shown in the Pension Benefits Table and described in the accompanying narrative. Participants in DEPP and ESRP are paid a monthly annuity. Participants in KEIP have additional lump-sum features available.

•	Employee Savings Plan (Defined Contribution 401(k) plan).

•	Outstanding Long-Term Incentive Awards:

•	Stock Options: Outstanding grants are retained in full. Vesting period remains unchanged; expiration periods are shortened to the earlier of the existing expiration date or five years.

•	Deferred Stock: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting and delivery dates remain unchanged.

•	Performance Shares: Current year grants are prorated for the portion of year worked. Other grants are retained in full. Vesting periods and delivery dates remain unchanged.

Involuntary Termination With Cause

Because all NEOs are currently retirement eligible, they will receive the same benefits under an Involuntary Termination with Cause as under retirement, as described above, with the exception of incentive income, which may be recovered by the Company as described in the Executive Compensation Recovery Policy.

Involuntary Termination Without Cause

In addition to the benefits received due to retirement, as described above, the NEOs will receive the following benefits if involuntarily terminated without cause:

•

A lump-sum severance payment of two weeks per year of service (up to a maximum of 18 months) under the U.S. Severance Plan, plus 6 months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.

•	Outplacement Counseling and Financial/Tax Planning with a value of $30,300.

•	Eighteen months of health and welfare benefits at employee rates.

2010 DOW PROXY STATEMENT	37

Change-in-Control

In addition to benefits received due to retirement, as described above, the NEOs will receive the following benefits if separated due to a change-in-control event as defined in the Compensation Discussion and Analysis. An executive must be involuntarily terminated within two years of a change-in-control in order to receive benefits.

•	A severance payment equal to two times the executive’s base salary and target Performance Award (2.99 times for the CEO).

•	An additional two years of credited service and age for purposes of calculating retirement benefits (three years for the CEO).

•	A financial, tax, and outplacement allowance of $50,000.

•	Eighteen months of health and welfare benefits at employee rates.

•	Tax gross-up protection in the event severance exceeds statutory thresholds and becomes subject to an excise tax.

•	LTI awards in the form of Performance Shares and Deferred Stock will vest and be delivered as soon as possible after the change-in-control event. Stock Options will vest immediately.

38	2010 DOW PROXY STATEMENT

The following table summarizes the value of the incremental benefits to be received due to an Involuntary Termination without cause or a change-in-control event (as of December 31, 2009).

INVOLUNTARY TERMINATION OR CHANGE-IN-CONTROL VALUES

Name	Type of Benefit	Involuntary Termination Without Cause ($)	Change-in-Control ($)
Andrew Liveris	Severance	2,982,692	12,333,750
	Increase in Present Value of Pension	n/a	7,790,747
	Health & Welfare Benefits	7,380	7,380
	Outplacement & Financial Planning	30,300	50,000
	Total:	3,020,372	20,181,877
Geoffery Merszei	Severance	1,490,878	3,445,584
	Increase in Present Value of Pension	n/a	3,000,498
	Health & Welfare Benefits	9,106	9,106
	Outplacement & Financial Planning	30,300	50,000
	Total:	1,530,284	6,505,188
William Weideman	Severance	811,636	811,636
	Increase in Present Value of Pension	n/a	n/a
	Health & Welfare Benefits	7,380	7,380
	Outplacement & Financial Planning	30,300	30,300
	Total:	849,316	849,316
Charles Kalil	Severance	1,389,352	3,368,124
	Increase in Present Value of Pension	n/a	2,044,857
	Health & Welfare Benefits	7,380	7,380
	Outplacement & Financial Planning	30,300	50,000
	Total:	1,427,032	5,470,361
Heinz Haller	Severance	1,350,131	3,284,528
	Increase in Present Value of Pension	n/a	241,443
	Health & Welfare Benefits	0	0
	Outplacement & Financial Planning	30,300	50,000
	Total:	1,380,431	3,575,971
William Banholzer	Severance	1,255,008	3,271,200
	Increase in Present Value of Pension	n/a	2,495,313
	Health & Welfare Benefits	7,128	7,128
	Outplacement & Financial Planning	30,300	50,000
	Total:	1,292,436	5,823,641

2010 DOW PROXY STATEMENT	39

Director Compensation

The following table lists the compensation provided to Dow’s non-employee Directors in 2009. Dow benchmarks its Director compensation programs, designs, and compensation elements against the same Survey Group used for executive compensation, as described in the Market Benchmarking section of the Compensation Discussion and Analysis. Dow targets the median of the Survey Group for all Director compensation elements.

DIRECTOR COMPENSATION FOR 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a) (b)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (c)	Total ($)
Arnold A. Allemang	115,000	34,679	—	149,679
Jacqueline K. Barton	125,000	34,679	3,885	163,564
James A. Bell	130,000	34,679	815	165,494
Jeff M. Fettig	130,000	34,679	—	164,679
Barbara H. Franklin	145,000	34,679	—	179,679
John B. Hess	115,000	34,679	—	149,679
Dennis H. Reilley	128,333	34,679	—	163,012
James M. Ringler	126,667	34,679	2,039	163,385
Ruth G. Shaw	115,000	34,679	991	150,670
Paul G. Stern	165,000	34,679	2,778	202,457

(a)	The March 5, 2009 full grant date fair value of Restricted Stock granted is $6.47 per share with a total value of $34,679 for each Director (5,360 shares).

(b)	Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes.

(c)	Consists exclusively of above-market non-qualified deferred compensation earnings.

Directors’ fees as stated below are paid only to Directors who are not employees of the Company.

Fees paid in 2009
Annual Retainer Fee:	$70,000 annually
Meeting Retainer Fee:	$45,000 annually
Audit Committee Chairmanship:	$15,000 annually
All Other Committee Chairmanships:	$10,000 annually
Audit Committee Membership:	$15,000 annually
Presiding Director Service:	$25,000 annually

2003 Non-Employee Directors’ Stock Incentive Plan

The 2003 Non-Employee Directors’ Stock Incentive Plan provides for an annual grant of Restricted Stock and Stock Options to each non-employee Director, and allows for occasional additional individual grants of Stock Options, Restricted Stock, Deferred Stock or some combination thereof, at the discretion of the Board of Directors. There were no additional grants in 2009. In 2009, each non-employee Director received 5,360 shares of Restricted Stock, with provisions limiting transfer while serving as a Director of the Company, and, at a minimum, for two years from the date of grant.

Non-employee Directors who join the Board of Directors after the annual grant of Restricted Stock and Stock Options for that year and prior to December 31 of that year are eligible to receive a one-time cash payment (“New Director Retainer”) within 30 days of the effective date of their election as a Director. The intent of this New Director Retainer is to encourage a new Director to make an initial investment in the stock of the Company. The amount of the New Director Retainer is calculated from the net present value of the cash equivalent of that year’s Restricted Stock grant and Stock Option grant, awarded under the 2003 Non-Employee Directors’ Stock Incentive Plan, with stock values based on the then current price of Company stock. It is based on months of Board service for the first year, and is therefore pro-rated for the number of months remaining in the calendar year.

40	2010 DOW PROXY STATEMENT

Non-employee Directors have a guideline of owning common stock of the Company equal in value to at least four times the amount of the annual Board retainer fee, with a four-year time period after first election to achieve this level. The following table shows the stock ownership guideline and respective holdings of the Non-employee Directors.

DIRECTOR STOCK OWNERSHIP GUIDELINES FOR 2009

Name	Ownership Guideline	2009 Holdings	Over / (Under) Guideline
Arnold A. Allemang	10,000	267,730	257,730
Jacqueline K. Barton	10,000	21,370	11,370
James A. Bell	10,000	10,930	930
Jeff M. Fettig	10,000	16,430	6,430
Barbara H. Franklin	10,000	25,453	15,453
John B. Hess	10,000	87,630	77,630
Dennis H. Reilley	10,000	13,780	3,780
James M. Ringler	10,000	22,072	12,072
Ruth G. Shaw	10,000	12,050	2,050
Paul G. Stern	10,000	29,020	19,020

Non-Employee Director Deferred Compensation Plan

Non-employee Directors may choose prior to the beginning of each year to have all or part of their fees credited to a deferred compensation account as participants in The Dow Chemical Company Voluntary Deferred Compensation Plan for Non-Employee Directors effective January 1, 2005. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected. Investment choices include a fund with interest equivalent to 125% of the 120-month rolling average of ten-year U.S. Treasury Notes, a phantom Dow stock account tracking the market value of Dow Common Stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the Elective Deferral Plan for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing in July following the Director’s termination of Board service, in the following July or in July of the calendar year following the Director’s 72nd birthday. If the Director elects to receive payment in July following his or her 72nd birthday and if he or she remains on the Board beyond his or her 72nd birthday, payments shall start in the July following termination of Board service.

Compensation of Non-Management Employee Directors

Employee Directors, who leave executive management, but remain as active employees and as Directors of the Company, are paid according to a fixed formula determined in advance by the Board of Directors pursuant to the Retirement Policy for Employee Directors (“RPED”). This fixed compensation for such Directors is designed to enhance effective Board service by providing independence from current management. As active employees, participants in the RPED are eligible for certain standard employee benefits, but are not eligible to participate in the Performance Award program, receive new LTI grants, or participate in the Employees’ Stock Purchase Plan. Employee Directors are not eligible for any non-employee Director compensation described above. There were no participants in the RPED in 2009.

In the event of a change-in-control, employee Directors participating in RPED will receive a lump sum payment in an amount equal to the net present value of the remaining benefit.

Business Travel Accident Insurance for Non-Employee Directors

Dow has a rider on its Business Travel Accident insurance policy covering each non-employee Director for $300,000, which will cover accidental death and dismemberment if the Director is traveling on Dow business.

2010 DOW PROXY STATEMENT	41

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	(1)	(2)		(3)
	# of securities to be issued upon exercise of outstanding options, warrants, rights	Weighted-average exercise price of outstanding options, warrants, rights ($)		# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))
Equity Compensation Plans Approved by Security Holders	75,117,935	33.02	(a)	72,363,795	(b)
Equity Compensation Plans Not Approved by Security Holders (c)	147,250	34.59		—
Total (d)	75,265,185			72,363,795

As of December 31, 2009

(a)	Calculation does not include outstanding Performance Shares that have no exercise price.

(b)	The 1988 Award and Option Plan provides that the number of shares available for grant in any calendar year is equal to 1.5% of the total shares of common stock outstanding on the first day of the year, plus 50% of the shares available for grant but not granted under the plan in each of the previous three years, plus up to 50% of the subsequent year’s allocation. As a result of this formula, 50% of the shares first allocated but not granted in a year cease to be available for grant in the following year, and the remaining 50% cease to be available for grant after an additional two years. Shares available for grant under other stockholder-approved plans are also included.

(c)	Includes 34,650 and 112,600 outstanding stock options granted prior to 2005 under The Dow Chemical Company 1994 Non-Employee Directors’ Stock Plan (“1994 Plan”) and the 1998 Non-Employee Directors’ Stock Incentive Plan (“1998 Plan”), respectively. The 1994 Plan previously allowed the Company to grant up to 300,000 stock options, and the 1998 Plan previously allowed the Company to grant up to 600,000 stock options. Both plans limited eligibility to non-employee directors, and both plans provided that stock options were granted pursuant to a formula and had ten-year terms. No further grants will be issued under either plan.

(d)	Does not include options to acquire 1,680,185 shares of stock with a weighted-average exercise price of $28.04 that were assumed in connection with the Union Carbide Corporation merger in 2001.

42	2010 DOW PROXY STATEMENT

BENEFICIAL OWNERSHIP OF COMPANY STOCK

The following table presents the beneficial ownership of Dow’s Common Stock as of February 16, 2010, except as noted, for (i) each Director of the Company, (ii) each executive officer of the Company listed in the Summary Compensation Table, (iii) all Directors and executive officers as a group, and (iv) each person beneficially owning more than 5% of the outstanding shares of Dow’s Common Stock.

Name	Current Shares Beneficially Owned (a)		Rights to Acquire Beneficial Ownership of Shares (b)	Total	Percent of Shares Beneficially Owned
A. A. Allemang	267,730.6		127,500.0	395,230.6	*
W. F. Banholzer	58,182.2		479,398.0	537,580.2	*
J. K. Barton	21,370.0		32,950.0	54,320.0	*
J. A. Bell	10,930.0		10,950.0	21,880.0	*
P. Brondeau	0.0		0.0	0.0	*
J. M. Fettig	16,430.0		19,650.0	36,080.0	*
B. H. Franklin	25,587.9		32,950.0	58,537.9	*
H. Haller	39,789.4		426,657.0	466,446.4	*
J. B. Hess	87,630.0		6,050.0	93,680.0	*
C. J. Kalil	46,215.2		393,198.0	439,413.2	*
A. N. Liveris	243,957.6		2,044,445.0	2,288,402.6	*
G. E. Merszei	54,850.7		874,089.0	928,939.7	*
P. Polman	0.0		0.0	0.0	*
D. H. Reilley	13,780.0		0.0	13,780.0	*
J. M. Ringler	22,189.0		34,333.0	56,522.2	*
R. G. Shaw	12,050.0		10,950.0	23,000.0	*
P. G. Stern	29,020.0		32,950.0	61,970.0	*
W. H. Weideman	69,994.3		164,859.0	234,853.3	*

Group Total	1,019,706.9		4,690,929.0	5,710,636.1	0.47%

All Directors and Executive Officers as a Group (26 persons)	1,491,907.8		7,332,472.0	8,824,379.8	0.74%

Certain Other Owners:
BlackRock Inc.	58,926,658.0	(c)		58,926,658.0	5.15%
FMR LLC	65,779,711.0	(d)	—	65,779,711.0	5.75%

(a)	In addition to shares held in sole name, this column includes all shares held by a spouse and other members of the person’s immediate family who share a household with the named person. This column also includes all shares held in trust for the benefit of the named party in The Dow Chemical Company Employees’ Savings Plan. Beneficial ownership of some or all of the shares listed may be disclaimed.

(b)	This column includes any shares that the person could acquire through 4/17/2010, by (1) exercise of an option granted by Dow; (2) Performance Shares granted by Dow to be delivered prior to 4/17/2010; or (3) payment of any balance due under a subscription in The Dow Chemical Company 2003-2013 Employees’ Stock Purchase Plan. To the extent that these shares have not been issued as of the record date, they cannot be voted at the Meeting.

(c)	Based on a Schedule 13G filed by BlackRock, Inc. on January 20, 2010 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2009, BlackRock has sole voting and dispositive power of 58,926,658 shares. BlackRock’s address is 40 East 52nd Street, New York, NY 10022.

(d)	Based on a Schedule 13G filed by FMR LLC on February 12, 2010 with the U.S. Securities and Exchange Commission reporting beneficial ownership as of December 31, 2009. FMR LLC has sole voting power over 3,381,403 shares, shared voting power with respect to 65,799,711 shares and sole dispositive power with respect to all such shares. FMR LLC’s address is 82 Devonshire Street, Boston, MA 02109.

*	Less than 0.20% of the total shares of Dow Common Stock issued and outstanding.

2010 DOW PROXY STATEMENT	43

Agenda Item 2

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

RESOLVED, that the appointment of Deloitte & Touche LLP to audit the 2010 consolidated financial statements and related internal control over financial reporting of The Dow Chemical Company and its subsidiaries, made by the Audit Committee with the concurrence of the Board of Directors, is hereby ratified.

The Company Bylaws provide that the selection of the independent registered public accounting firm must be presented for stockholder ratification or rejection at the Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, Deloitte & Touche LLP to audit and report on the consolidated financial statements and related internal control over financial reporting of Dow and its subsidiaries for 2010. Deloitte & Touche LLP served as Dow’s independent registered public accounting firm for 2009. Deloitte & Touche LLP has offices at or near most of the locations where Dow operates in the United States and other countries.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For Deloitte & Touche LLP, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. Additional information may be found in the Audit Committee Report on page     and Audit Committee charter available on the Company’s corporate governance website at www.DowGovernance.com.

The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 2010, Deloitte & Touche LLP advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. Deloitte & Touche LLP has further advised the Audit Committee that based on the firm’s historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm’s ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer stockholder questions at the Meeting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” or “against” are included. Abstentions and broker non-votes are not included. In the event that the selection of Deloitte & Touche LLP is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors, although by law the Audit Committee has final authority over the determination of whether to retain Deloitte & Touche LLP or another firm at any time.

The Board of Directors unanimously recommends that stockholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Dow and its subsidiaries for 2010.

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44	2010 DOW PROXY STATEMENT

AGENDA ITEM 2 (continued)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For the years ended December 31, 2009 and 2008, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates. Audit and audit-related fees aggregated $33,748,000 and $29,242,000 for the years ended December 31, 2009 and 2008, respectively. Total fees for the independent registered public accounting firm were:

Type of Fees	2009	2008
	$ in thousands
Audit Fees (a)	26,507	$20,942
Audit-Related Fees (b)	7,241	8,300
Tax Fees (c)	10,328	7,967
All Other Fees	0	5
TOTAL	$44,076	$37,214

(a)	The aggregate fees billed for the integrated audit of the Company’s annual financial statements and audit of internal control over financial reporting, the reviews of the financial statements in quarterly reports on Form 10-Q, comfort letters, consents, statutory audits and other regulatory filings.

(b)	Primarily for audits of employee benefit plans’ financial statements, due diligence procedures for acquired businesses, audits and reviews of divested businesses, and agreed-upon procedures engagements.

(c)	For preparation of expatriate employees’ tax returns and related compliance services – $8,236,000 in 2009 and $7,671,000 in 2008; international tax compliance – $1,277,000 in 2009 and $239,000 in 2008; and corporate tax consulting – $815,000 in 2009 and $57,000 in 2008.

Agenda Item 3

AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION

REGARDING SPECIAL STOCKHOLDER MEETINGS

RESOLVED, that the Company’s Restated Certificate of Incorporation (the “Certificate”) be amended and restated to provide that special meetings of stockholders can be called by stockholders representing 25% of the voting power of shares entitled to vote on the matter to be brought before the proposed meeting.

The Company is asking stockholders to approve an amendment to our Certificate to reduce to 25% the percentage of voting power required for stockholders to call a special meeting.

Article VII of the Company’s Certificate currently provides that a special meeting of stockholders may be called by the Board of Directors of the Company (the “Board”) upon the written request of the holders of at least 50% of the voting power of shares of capital stock of the Company then entitled to vote in the election of Directors. After consideration of the voting results relating to a stockholder proposal presented at the 2009 Annual Meeting which sought a lower minimum threshold for stockholders to be able to call special meetings, the Board is proposing amendments to our Certificate to: (1) reduce this threshold to 25% of the voting power of shares entitled to vote on the matters to be brought before the proposed meeting; and (2) to provide that the Board shall call such a meeting upon satisfaction of all applicable requirements.

While the proposed reduction in the threshold is not as great as that sought in the 2009 stockholder proposal (10%), the Board believes that establishing an ownership threshold of 25% for the right to call a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders, including stockholders with a “special interest”, could request a special meeting and the resulting expense and disruption to our business. The 25% threshold is also consistent with thresholds adopted by other large public companies. In addition, the Board believes that the amendments to clarify that the Board shall call a special meeting upon satisfaction of all applicable requirements further enhances and clarify this important stockholder right.

The proposed amendment to the Certificate is substantially in the form of Appendix A, with additions indicated by underlining and deletions indicated by strike-outs. The general descriptions above are subject to the actual text provided substantially in the form of Appendix A.

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2010 DOW PROXY STATEMENT	45

AGENDA ITEM 3 (continued)

The Board unanimously recommends that stockholders vote FOR approval of the proposed Amendment and Restatement of the Certificate of Incorporation to provide that special meetings can be called by stockholders representing 25% of the voting power of shares entitled to vote on the matter to be brought before the proposed meeting.

Vote Required and Effectiveness

The affirmative vote of the holders of a majority of the outstanding shares of all stock entitled to vote at the Annual Meeting is necessary for approval of Agenda Item 3. Abstentions, broker non-votes, and failures to return a proxy card will have the effect of a vote against this proposal. Proxies that are granted without providing voting instructions will be voted FOR the approval of Agenda Item 3.

If the proposed amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Delaware Secretary of State. However, if the Company’s stockholders approve the proposed amendment to the Company’s Restated Certificate of Incorporation, the Board retains discretion under Delaware law not to implement the proposed amendment. If the Board exercises such discretion, it will publicly disclose that fact and the reason for its determination.

Agenda Item 4

STOCKHOLDER PROPOSAL FOR REPORT ON ENVIRONMENTAL

REMEDIATION IN MIDLAND AREA

A stockholder has stated that its representative intends to present the following proposal at the Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

Report on Environmental Remediation in Midland Area

Dow Chemical – 2010

Whereas:

Contamination from Dow Chemical’s global headquarters stretches 52 miles through two river systems to the Saginaw Bay, which empties to Lake Huron, making it one of the largest contamination sites in the country. In the Saginaw River downstream of Dow’s Midland plant, dioxin levels have been measured above 1.6 million parts per trillion, the highest levels in the Great Lakes. The residential cleanup standard is 90 ppt.

The Environmental Protection Agency (EPA) charged Dow with delaying cleanup in 2005, 2006 and 2007. In 2007 and 2008 EPA ordered Dow to take immediate action to remove hazardous sediments in highly contaminated areas to protect public health. Recent media reports noted a 25-year history of inaction on the site.

A Dow-funded study confirmed increased levels of dioxin in the blood of residents living in the contaminated floodplain near Dow; median levels of blood dioxin were 28 percent higher than a comparison group. Fish, wild game consumption and soil contact advisories were issued by state agencies. EPA Administrator Lisa Jackson declared the contamination a “threat to public health in the communities in the area, to the vibrancy and diversity of the ecosystem, and to economic development.” In June 2009, the EPA intervened and negotiated a proposed Order on Consent using Superfund authority. Intervention was initiated because EPA determined the pace of remediation was inadequate.

Individuals representing 2,000 residents in the area, alleging the contamination lowers property values, are suing Dow Chemical. The class-action lawsuit seeks damages possibly totaling $100 million dollars.

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46	2010 DOW PROXY STATEMENT

AGENDA ITEM 4 (continued)

A National Academy of Science review reaffirmed dioxin’s toxicity as a known human carcinogen. The report states, “There does not appear be a safe ‘threshold’ for dioxin’s carcinogenic effects. Evidence has accumulated … that dioxin also causes many other health problems even at low levels, such as developmental problems in children, immunologic problems in children and adults, reproductive problems in adults, and diabetes.” Dioxin has been called the ‘new lead’ because its effects on children can include impairments in basic functions, and because exposure is widespread.

Proponents believe that continued delays in characterization and remediation of dioxin exposures may lead to increase long term liabilities and reputational damage for Dow.

Resolved: Shareholders request that the Board of Directors issue a report to shareholders by April 2011, at reasonable cost and excluding confidential information, summarizing the pace and effectiveness of the environmental remediation process being undertaken by Dow near its Midland headquarters.

Supporting Statement

Proponents believe that such report should include goals to reduce human and wildlife exposure, estimates of the overall volume of dioxin contaminated soil and sediment alleged to be caused or affected by Dow Chemical and the portion that will have been removed or remediated on a year by year basis, for each of the next ten years; methods of remediation; and effectiveness of those methods at removing dioxin from waterways, floodplains and the food chain.

Company’s Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

Effective January 21, 2010 the Company has entered into an Administrative Settlement Agreement and Order on Consent (“AOC”) for Remedial Investigation, Feasibility Study and/or Engineering Evaluation and Cost Analysis, and Response Design with the United States Environmental Protection Agency (“EPA”) and the Michigan Department of Natural Resources and Environment (“MDNRE”) under the authority of the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), the federal Superfund law. The EPA, in consultation with MDNRE, will oversee the completion of the Company’s evaluation of the impact of historical wastewater discharges in and along the Tittabawassee and Saginaw Rivers and Saginaw Bay.

Since 2003, the Company, the regulatory agencies, or both, have publicly reported the following: Results of over 25,000 soil and sediment samples taken from the Rivers and the Bay; outcomes of remedial pilot studies; numerous cleanup activities and data from hundreds of fish and dozens of wild game samples. Relying on these data and other data yet to be collected, the Company will be obliged under the AOC to evaluate the feasibility of different technologies, actions and approaches to addressing human and wildlife exposures, as well as to develop performance objectives and measurable metrics. The timing and schedule of this comprehensive approach are governed by the schedule incorporated in the AOC, as may be further clarified and modified by EPA through its approval of work plans, reports and other required submissions. Dow and the regulatory agencies have been, and continue to be, publicly transparent not only about the data being developed, but also about the process being undertaken. The proponents request for further reporting continues to be duplicative of the regulatory process and existing communications.

EPA has and going forward will continue to afford considerable public involvement in the CERCLA remediation process. EPA has formed a Community Advisory Group comprised of individuals from the community who have been selected for their wide range of perspectives on this issue, to provide guidance and input at appropriate points in the process. This group’s main charge will be to speak to the agency as the voice of the community while also communicating information to the broader public. Dow, among others, will serve as a resource for this group and believes that the ability to collaboratively work with this group is a key component to moving forward to develop an appropriate resolution.

In September 2007, the Company and the Natural Resource Damage trustees signed a Memorandum of Agreement to conduct a cooperative natural resource damages assessment activities and since that time have collaborated on cooperative studies.

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2010 DOW PROXY STATEMENT	47

AGENDA ITEM 4 (continued)

We disagree with the proponents that the pace of remediation has been inadequate. Publicly available reports on remedial measures and activities completed under EPA orders from 2007 – 2009 can be found at http://www.epa.gov/region5/sites/dowchemical/index.htm#removals. Further collaborative work under the State of Michigan oversight from 2003 – 2009 can be found at http://www.michigan.gov/documents/deq/deq-whm-hwp-Dow-Framework-Final-1-20-2005_250782_7.pdf and http://www.michigan.gov/deq/0,1607,7-135-3312_4118_4240-53424--,00.html. Dow has met or exceeded, and will continue to meet or exceed, all requirements imposed by agency orders, and as the Company has already demonstrated, it continues to look for opportunities to work in concert with the agencies to move the issue toward resolution.

Resource commitments made by Dow to date demonstrate that Dow has not been recalcitrant. Dow has expended considerable financial resources to conduct extensive characterization work and interim response activities, and has on a voluntary basis provided substantial funding for the highest level of academic research by Michigan’s most prominent universities to conduct site specific research on human and wildlife exposure, discussed in more detail below.

Against this backdrop, we believe the proponents continue to base their request for a new report on statements which have been taken out of context and are ill-informed.

In December of 2009, the investigators for the University of Michigan Dioxin Exposure Study (“UMDES”) communicated final findings to its Science Advisory Board. They concluded that demographic factors, such as age, race, gender and body mass index are the greatest predictors of an individual’s combined blood serum dioxin, furan and PCB level. UMDES further shows that “no reliable relationships could be found between living on contaminated soil and an individual’s blood dioxin concentrations.” Further information about this study is publicly available at http://www.sph.umich.edu/dioxin and will continue to be the subject topic for papers and presentations that the researchers are preparing for scientific publications and meetings.

Michigan State University has recently completed five years of field work on a comprehensive ecological study of the river system and floodplain and the primary wildlife populations living in and along the Tittabawassee River. Through a multiple-lines-of-evidence approach, this research generally shows that wildlife living in and along the Tittabawassee and Saginaw Rivers do not show effects in their populations or ability to reproduce and thrive. Further information about this study is publicly available at http://riverwildlife.msu.edu/index.php?home and will continue to be the subject topic for papers and presentations that the researchers are preparing for scientific publications and meetings.

In sum, the facts cited to support an additional report do not support such a report, and refer to material that is already publicly available from Dow, regulatory agencies, or researchers. Additionally, the Company expects that adequate reporting and communication will continue through the processes undertaken under the AOC, particularly given the charge of the Community Advisory Group.

For these reasons Dow believes this proposal is unnecessary and duplicative and would divert Company resources with little benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” and “against” are included, while abstentions and broker non-votes are not included.

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48	2010 DOW PROXY STATEMENT

Agenda Item 5

STOCKHOLDER PROPOSAL ON EXECUTIVE STOCK RETENTION

A stockholder has stated that its representative intends to present the following proposal at the Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

RESOLVED, that shareholders of Dow Chemical Company (“Dow”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until two years following the termination of their employment (through retirement or otherwise), and to report to shareholders regarding the policy before Dow’s 2011 annual meeting of shareholders. The shareholders recommend that the Committee not adopt a percentage lower than 75% of net after-tax shares. The policy should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to the executive.

Supporting Statement

Equity-based compensation is an important component of senior executive compensation at Dow. According to the Dow 2009 proxy statement, equity-based long-term incentives make up 70 percent of named executive officer compensation and “are used to align executive actions with long-term management and stockholder goals.” In the last five years, current Dow named executive officers have acquired more shares through vesting and option exercises than the shares they own outright. They have acquired over 560,000 shares through vesting and have exercised over 110,000 options for realized value over $24 million while owning 440,752 shares outright. And combined these NEOs hold nearly 3 million options. We believe that the alignment benefits touted by Dow are not being fully realized.

We believe there is a link between shareholder wealth and executive wealth that correlates to direct stock ownership by executives. According to an analysis conducted by Watson Wyatt Worldwide, companies whose CFOs held more shares generally showed higher stock returns and better operating performance. (Alix Stuart, “Skin in the Game, CFO Magazine (March 1, 2008)).

Requiring senior executives to hold a significant portion of shares obtained through compensation plans after the termination of employment would focus them on Dow’s long-term success and would better align their interests with those of Dow shareholders. In the context of the current financial crisis, we believe it is imperative that companies reshape their compensation policies and practices to discourage excessive risk-taking and promote long-term, sustainable value creation. A 2009 report by the Conference Board Task Force on Executive Compensation stated that hold-to-retirement requirements give executives “an evergrowing incentive to focus on long-term stock price performance.” (http://www.conference-board.org/pdf_free/ExecCompensation2009.pdf).

Dow has a minimum stock ownership guideline requiring executives to own a number of shares of Dow stock as a multiple of salary. The executives covered by the policy have an initial four years in which to comply. We believe this policy does not go far enough to ensure that equity compensation builds executive ownership, especially given the extended time period for compliance. We also view a retention requirement approach as superior to a stock ownership guideline because a guideline loses effectiveness once it has been satisfied.

We urge shareholders to vote for this proposal.

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2010 DOW PROXY STATEMENT	49

AGENDA ITEM 5 (continued)

Company’s Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

This proposal requests that the Compensation and Leadership Development Committee of the Board of Directors (the “Committee”) convert a significant portion of the Company’s equity compensation arrangements into a form of deferred compensation or retirement plan. The Board believes that the proposal would result in an overemphasis on post-retirement compensation and undermine the effectiveness of the Company’s existing executive compensation programs. The Board also believes that the Company’s existing stock ownership guidelines have more effectively achieved the result that would be mandated under this proposal, as the Company’s senior executives in practice tend to hold their stock options for their full terms and have retained a large percentage of the net (after-tax) shares awarded to them.

As addressed in the Compensation Discussion and Analysis section of this Proxy Statement, stock ownership is a fundamental element of the Company’s compensation program and provides an essential source of incentives and motivation to our executives. The Company’s executive compensation program is carefully balanced to provide a competitive level of at-risk and performance-based incentives through a combination of equity awards that includes stock options, performance shares and deferred shares. The use of equity awards demonstrates the Board of Directors’ belief that executive stock ownership aligns the executives’ interests with those of the stockholders by ensuring that executives have an interest in the long-term performance of the Company and an investment in the future of the Company.

Consistent with this belief in the value and importance of equity compensation, the Committee has established stock ownership guidelines for executives as outlined in detail in the “Executive Stock Ownership Guidelines” section in this Proxy Statement. Dow’s stock ownership guidelines have been in place since 1998 and are reviewed periodically against external market practices. The Compensation and Leadership Development Committee reviewed Dow’s stock ownership policy in October 2009 for reasonableness and consistency with prevalent market practices. Dow’s ownership requirements are in the top quartile of market practice for both the base salary multiple and the time required to meet ownership targets. Dow’s CEO and Dow senior executives significantly exceed the ownership guidelines by an average of over 87% and the guideline is met well before the four-year requirement. Dow’s CEO is expected to hold six times his base salary until retirement in Dow shares versus the market practice of four to five times base salary and, at the last measurement period, Mr. Liveris was 107% over Dow’s guideline. Dow’s other NEOs are expected to hold four times base salary until retirement versus the market practice of three times base salary. As a result, executives are able to own meaningful levels of stock while still maintaining the ability to manage their personal financial affairs. In addition, the Company’s long term incentive awards do not have provisions for accelerated vesting at retirement, resulting in executives holding a significant portion of their compensation value in Dow stock for at least three years after retirement.

The Board of Directors believes that these existing programs have achieved the right balance between providing executives with meaningful compensation in the form of equity awards and also ensuring that they have an appropriate investment in the Company’s future. Adopting this proposal would constrain the Committee’s ability to utilize significant at-risk equity components. In addition, by requiring retention for a period of two years following termination of employment, executives who have been successful in enhancing stockholder value may choose to leave the Company earlier than they otherwise would if they are interested in sharing in the value they have helped to create by selling any of their shares.

For these reasons Dow believes this proposal is unnecessary and undesirable and could have adverse consequences for stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” and “against” are included, while abstentions and broker non-votes are not included.

(continued on next page)

50	2010 DOW PROXY STATEMENT

Agenda Item 6

STOCKHOLDER PROPOSAL ON EXECUTIVE COMPENSATION

A stockholder has stated that its representative intends to present the following proposal at the Meeting. The Company will promptly provide the name and address of the stockholder and the number of shares owned upon request directed to the Corporate Secretary. Dow is not responsible for the contents of the proposal. If properly presented at the Meeting, your Board unanimously recommends a vote AGAINST the following proposal.

Stockholder Resolution

[DOW: Rule 14a-8 Proposal, November 17, 2009]

6 – Shareholder Say on Executive Pay

RESOLVED – the shareholders of our company recommend that our board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation’s Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

Votes on 2009 “Say on Pay” resolution averaged more than 46% in favor. More than 20 companies had votes over 50% including our company, demonstrating strong shareholder support for this reform. Shareholder proposals often win higher votes on subsequent submissions.

“There should be no doubt that executive compensation lies at the root of the current financial crisis,” wrote Paul Hodgson, a senior research associate with The Corporate Library http://www.thecorporatelibrary.com, an independent research firm. “There is a direct link between the behaviors that led to this financial collapse and the short-term compensation programs so common in financial services companies that rewarded short-term gains and short-term stock price increases with extremely generous pay levels.”

Nell Minow said, “If the board can’t get executive compensation right, it’s been shown it won’t get anything else right either.”

The merits of this Executive Pay proposal should also be considered in the context of the need for improvements in our company’s 2009 reported corporate governance status:

The Corporate Library rated our company “Moderate Concern” in executive pay – $16 million for CEO Andrew Liveris. The Corporate Library said it remained concerned that the only element of long-term equity actually tied to a performance achievement represented only 25% of the award. Additionally, our company continued to make tax gross-up payments on certain benefits and perquisites, which seemed entirely unnecessary given the level of executive pay. Finally, the increase in Andrew Liveris’ pension, at an annual cost of almost $3 million, completely overbalanced the pay package and is due to the large number of “credited” years of service accounted for under the supplemental retirement plan.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Shareholder Say on Executive Pay – Yes on 6.

Company’s Statement and Recommendation

Your Board of Directors unanimously recommends a vote AGAINST this proposal.

The Board of Directors urges stockholders to vote against this proposal for several reasons because it believes that there are more effective means for stockholders to communicate with the Board regarding executive compensation. The Board of Directors recognizes that some companies have determined a periodic or annual advisory vote of stockholders to ratify and approve executive compensation to be of some use in communicating with stockholders. However, this proposal, by addressing the Board’s Compensation Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis, has a different focus than what companies and other stockholders have addressed in “say on pay” proposals. The Board believes that this type of proposal would not identify any particular

(continued on next page)

2010 DOW PROXY STATEMENT	51

AGENDA ITEM 6 (continued)

elements of compensation with which stockholders may be concerned. The Compensation and Leadership Development Committee of the Board of Directors (the “Committee”) establishes and monitors a thorough and transparent performance-based compensation program, and stockholders have clear and direct means of providing input on concerns on all matters (including executive compensation). As a result, a very general advisory vote as advocated by this proposal does not provide a meaningful addition or improvement to this process and may hinder the Company’s ability to design appropriate and effective compensation programs.

The Company believes the implementation of an advisory vote requirement can be counterproductive as stockholders have alternative and more effective means for relaying specific input on these issues by direct communications with Directors. Through the Compensation Discussion and Analysis and the detailed compensation tables presented in the Company’s annual proxy statements, the Company explains the terms and basis for the executive compensation programs. As detailed throughout this Proxy Statement, the Company has provided many avenues for stockholders to provide feedback and input to the Directors on the Company’s executive compensation programs and decisions, as with any other issue. Stockholders may communicate directly with the full Board, the Presiding Director, the non-management Directors as a group, or with specified individual Directors (including the chair of the Committee) by any one of several methods outlined above under “Communication with Directors.”

Executive compensation involves numerous careful decisions by the Committee regarding how to best tie compensation to Dow’s specific business and goals. There is widespread concern that implementing a system like the one advocated by the proposal would lead to pressure to conform compensation programs to broader generic standards rather than tailoring these programs to the specific business and objectives of the Company. In addition, Dow is in a cyclical industry and analyzing annual business goals in that context is complex. By providing non-specific input in the form of an advisory vote, possibly based on voting guidelines developed by third parties and based on broad, non-company specific standards, the proposal would effectively limit the Committee’s ability to calibrate and tailor the appropriate form and amount of compensation to reward long-term, strategic decisions and Company results.

The drawbacks of an advisory vote based on third party analyses of compensation programs are demonstrated by what appear to be misunderstandings reflected in the supporting statement to this proposal. Dow believes in pay for performance, which is why over 80% of the Named Executive Officers’ pay is linked to Company financial or operational goals or personal goals. While the supporting statement notes concern with Dow’s pension program, our CEO’s credited years of service under our supplemental plan reflects his actual 34 years of service as a Dow employee. In response to feedback on its executive compensation disclosures, Dow has added two new tables to the 2010 Compensation Discussion and Analysis to clarify how much of the annual change in pension values is attributable to discount rate changes and how much is attributable to pension formula factors such as additional years of service. In addition, in 2009 a review of our executive pay practices led to elimination of gross ups for certain benefits and perquisites.

For these reasons Dow believes this proposal is unnecessary, that it would divert Company resources and deliver no benefit to stockholders. Accordingly, your Board unanimously recommends a vote AGAINST this proposal.

Vote Required

Approval of the resolution requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast “for” and “against” are included, while abstentions and broker non-votes are not included.

52	2010 DOW PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee (the “Committee”) of the Board of Directors is comprised entirely of independent Directors who meet the independence, experience and other qualification requirements of the New York Stock Exchange (“NYSE”) and the Company that are available on the Company’s corporate governance website at www.DowGovernance.com. The Committee operates pursuant to a charter that is also available at www.DowGovernance.com.

The Board has determined that all of the Committee members are financially literate and are audit committee financial experts as defined by the applicable standards.

The Committee had nine meetings during 2009, five of which were in-person meetings that included separate executive sessions of the Committee with the lead client service partner of the independent registered public accounting firm, the internal auditor, the general counsel, management and among the Committee members themselves. Four of the meetings were conference calls related to the Company’s earnings announcements and periodic filings. Numerous other informal meetings and communications among the Chair, various Committee members, the independent registered public accounting firm, the internal auditor and/or members of the Company’s management also occurred.

On behalf of the Board of Directors, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and the independent registered public accounting firm the audited financial statements and the quarterly unaudited financial statements, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

Among other items, the Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards of the Public Company Accounting Oversight Board. The Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. In addition, the Committee has received written materials addressing Deloitte & Touche LLP’s internal quality control procedures and other matters as required by the NYSE listing standards.

Further, the Committee has pre-approved all audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm to the Company and the related fees for such services, and has concluded that such services are compatible with the auditors’ independence. The Committee’s charter allows delegation of the authority to pre-approve audit, audit-related and permitted non-audit services by the independent registered public accounting firm to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements and management’s assertion on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the U.S. Securities and Exchange Commission. The Committee has also selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2010. The Board of Directors has concurred on that selection and has presented the matter to the stockholders of the Company for ratification.

Audit Committee

Barbara H. Franklin, Chair	James M. Ringler
James A. Bell	Paul G. Stern
Jeff M. Fettig

2010 DOW PROXY STATEMENT	53

OTHER GOVERNANCE MATTERS

Future Stockholder Proposals

If you satisfy the requirements of the U.S. Securities and Exchange Commission (the “Commission”) and wish to submit a proposal to be considered for inclusion in the Company’s proxy material for the 2011 Annual Meeting, please send it to the Corporate Secretary.* Under the rules of the Commission, proposals must be received no later than the close of business on November 26, 2010.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business at an Annual Meeting you must give advance written notification to the Corporate Secretary.* For the 2011 Annual Meeting, written notice must be given between November 26, 2010, and January 25, 2011. However, if the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, to be timely such notice by the stockholder must be so received no earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which public disclosure (as defined in the Bylaws) of the date of the annual meeting is first made by the Company. Such notices must comply with the Bylaws provisions and include your name and address, representation that you are a holder of common stock entitled to vote at such Meeting and intend to appear in person or by proxy at the Meeting, disclosure of any material interest in such business, description of the business proposed, and the reasons for conducting such business. A copy of the Bylaws may be found on the Company’s website at www.DowGovernance.com. Alternatively one will be sent without charge to any stockholder who sends a written request to the Corporate Secretary.*

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one Proxy Statement and accompanying Annual Meeting materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent at any time by sending your name and your investor identification number to Dow’s stock transfer agent, BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15242-8015. You may also call BNY Mellon toll-free at 800-369-5606 in the United States and Canada to revoke your consent. If you hold your stock in street name, you may revoke your consent to householding at any time by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717, or 800-542-1061. If you are a registered stockholder receiving multiple copies of these materials at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy of materials in the future. The Company promptly will deliver to a stockholder who received one copy of the proxy materials as the result of householding, a separate copy of the materials upon the stockholder’s written or oral request to the Corporate Secretary.*

Copies of Proxy Material and Form 10-K

Dow’s Proxy Statement and Annual Report (with Form 10-K) are posted on Dow’s website at www.DowGovernance.com/proxy. Stockholders may receive printed copies of each of these documents without charge by contacting the Company’s Investor Relations Office at 800-422-8193 or 989-636-1463, or 2030 Dow Center, Midland, MI 48674.

Internet Delivery of Proxy Materials

Stockholders may consent to receive their Proxy Statement and other Annual Meeting materials in electronic form rather than in printed form. This results in faster delivery of the documents and significant savings to the Company by reducing printing and mailing costs. Registered stockholders may provide their consent for electronic delivery by choosing MLinkSM through Investor Service Direct® at www.bnymellon.com/shareowner/isd. Most holders in street name may provide their consent for electronic delivery while voting on the Internet at www.proxyvote.com. If you previously consented to electronic delivery, but have since changed your email address, please update this information at www.bnymellon.com/shareowner/isd.

54	2010 DOW PROXY STATEMENT

Corporate Governance Documents

The Company’s Code of Business Conduct, Board Committee charters and Corporate Governance Guidelines are available at www.DowGovernance.com. Stockholders may obtain a printed copy of these materials upon request by contacting the Office of the Corporate Secretary.*

Other Matters

The Board does not intend to present any business at the Meeting not described in this Proxy Statement. The enclosed proxy voting form confers upon the persons designated to vote the shares represented the discretionary authority to vote such shares in accordance with their best judgment. Such discretionary authority is with respect to all matters that may come before the Meeting in addition to the scheduled items of business, including matters incident to the conduct of the Meeting and any stockholder proposal omitted from the Proxy Statement and form of proxy. At the time that this Proxy Statement went to press, the Board of Directors was not aware of any other matter that may properly be presented for action at the Meeting, but the enclosed proxy form confers the same discretionary authority with respect to any such other matter.

Charles J. Kalil Executive Vice President, General Counsel and Corporate Secretary	Midland, Michigan March 26, 2010

*	Office of the Corporate Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674, 989-636-1792 (telephone), 989-638-1740 (fax).

Appendix A

PROPOSED AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION REGARDING SPECIAL STOCKHOLDER MEETINGS

The text below is the portion of the Company’s Restated Certificate of Incorporation proposed to be amended by Agenda Item 3. Proposed additions are indicated by underlining and proposed deletions are indicated by strike-outs.

Article VII – MEETINGS OF STOCKHOLDERS

Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders. ~~Except as otherwise provided for in the Bylaws, s~~Special meetings of stockholders of the Company: (a) may be called ~~only~~ by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors~~, either~~ upon motion of a director, and (b) shall be called by the Chairman of the Board or the Secretary of the Company ~~or~~ upon a written request ~~by the holders of~~ from stockholders holding at least ~~50%~~ twenty-five percent of the voting power of all the shares of capital stock of the Company then entitled to vote ~~generally in the election of directors, voting together as a single class~~ on the matter or matters to be brought before the proposed special meeting that complies with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Company, as may be amended from time to time.

* * *

2010 ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 13, 2010 at 10:00 a.m. EDT

Midland Center for the Arts

1801 West St. Andrews, Midland, Michigan

Parking and Attendance

Complimentary self-parking is available at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Seating is limited. Tickets of admission or proof of stock ownership are necessary to attend the Meeting as explained on page 1 of this Proxy Statement. Only stockholders may attend or one person holding a proxy for any stockholder or account (in addition to those named as Board proxies on the proxy forms). Proxy holders are asked to present their credentials in the lobby before the Annual Meeting begins. If you are unable to attend the Meeting, please listen to the live audio webcast at the time of the Meeting or the audio replay after the event, at www.DowGovernance.com.

About Dow

Dow combines the power of science and technology with the “Human Element” to passionately innovate what is essential to human progress. The Company connects chemistry and innovation with the principles of sustainability to help address many of the world’s most challenging problems such as the need for clean water, renewable energy generation and conservation, and increasing agricultural productivity. Dow’s diversified industry-leading portfolio of specialty chemical, advanced materials, agrosciences and plastics businesses delivers a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, Dow had annual sales of $45 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe. References to “Dow” or the “Company” mean The Dow Chemical Company and its consolidated subsidiaries unless otherwise expressly noted. More information about Dow can be found at www.dow.com.

®™ Trademark of The Dow Chemical Company

Printed on recycled paper	Form No. 161-00744

VOTE BY INTERNET - www.proxyvote.com
THE DOW CHEMICAL COMPANY BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M20432-P89544 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE DOW CHEMICAL COMPANY
The Board of Directors recommends you vote FOR the following proposals: Vote on Directors
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Arnold A. Allemang	☐	☐	☐

1b. Jacqueline K. Barton	☐	☐	☐		For	Against	Abstain

1c. James A. Bell	☐	☐	☐	1j. James M. Ringler	☐	☐	☐

1d. Jeff M. Fettig	☐	☐	☐	1k. Ruth G. Shaw	☐	☐	☐

1e. Barbara H. Franklin	☐	☐	☐	1l. Paul G. Stern	☐	☐	☐

1f. John B. Hess	☐	☐	☐	2. Ratification of the Appointment of the Independent Registered Public Accounting Firm.	☐	☐	☐

1g. Andrew N. Liveris	☐	☐	☐	3. Amendment of the Restated Certificate of Incorporation Regarding Special Stockholder Meetings.	☐	☐	☐

1h. Paul Polman	☐	☐	☐	The Board of Directors recommends you vote AGAINST the following proposals:

1i. Dennis H. Reilley	☐	☐	☐	4. Stockholder Proposal on Environmental Remediation in the Midland Area.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	5. Stockholder Proposal on Executive Stock Retention.	☐	☐	☐

Please indicate if you plan to attend this meeting.	☐	☐		6. Stockholder Proposal on Executive Compensation.	☐	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Annual Meeting of Stockholders

The Dow Chemical Company

May 13, 2010 - 10:00 a.m. EDT

Midland Center for the Arts

1801 West St. Andrews, Midland, Michigan

Ticket is not transferable.

Cell phones, cameras and recording devices

are not permitted at the Meeting

TICKET OF ADMISSION

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 13, 2010, at 10:00 a.m. EDT at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. Items of business are:

1. Election of twelve Directors named in the Proxy Statement.

2. Ratification of the Independent Registered Public Accounting Firm.

3. Amendment of the Restated Certificate of Incorporation regarding Special Stockholder Meetings.

4. Three proposals submitted by stockholders.

The Board of Directors recommends a vote FOR Agenda Items 1, 2 and 3, and AGAINST Agenda Items 4, 5 and 6.

Only stockholders who held shares of record as of the close of business on March 15, 2010, are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

Your vote is important. Whether or not you plan on attending the Meeting, please vote your shares as soon as possible on the Internet, by telephone or by mailing this form.

M20433-P89544

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

Your 2010 Annual Meeting materials are enclosed and may be found on: http://www.DowGovernance.com/proxy

PROXY AND VOTING INSTRUCTION FORM

THIS FORM IS SOLICITED ON BEHALF OF THE DOW BOARD OF DIRECTORS

I/We hereby appoint Jeff M. Fettig, Dennis H. Reilley and Ruth G. Shaw, jointly and severally, proxies, with full power of substitution, to vote all shares of common stock of THE DOW CHEMICAL COMPANY that I/we may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan, on May 13, 2010, at 10:00 a.m. EDT and at any adjournment thereof, on the matters listed on the reverse side and upon such other business as may properly come before the Meeting.

Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR Agenda Items 1, 2 and 3 and AGAINST Agenda Items 4, 5 and 6, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting. To vote in accordance with the Dow Board of Directors’ recommendations, just sign and date on the reverse side–no voting boxes need to be checked.

NOTICE TO PARTICIPANTS IN EMPLOYEES’ SAVINGS PLANS

This card also constitutes voting instructions for participants in The Dow Chemical Company Employees’ Savings Plan and The Dow Chemical Company Employee Stock Ownership Plan (the “Plans”). Your signature on the reverse side of this form will direct the respective Trustee to vote all shares of common stock credited to the account at the Meeting and at any adjournment thereof. According to its Confidential Voting Policy, Dow has instructed the Trustees and their agents not to disclose to the Dow Board or management how individuals in the Plans have voted. If no instructions are provided, the respective Trustee will vote the respective Plan shares according to the Plan provisions.

Form must be signed and dated on the reverse side.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side